UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Article I, Section 2 of First BanCorp.’s By-laws, the 2016 Annual Meeting of Stockholders (“Annual Meeting”) of First BanCorp. will be held at 4:00 p.m., local time, on Tuesday, May 24, 2016, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1. To elect nine (9) directors, each for a term expiring at the 2017 Annual Meeting of Stockholders;

2. To (a) approve the First BanCorp. Omnibus Incentive Plan (the “Plan”), as amended to, among other things, increase the number of shares of common stock, par value $1.00 per share, available for issuance under the Plan and extend the Plan’s termination date; and (b) reapprove the performance goals under the Plan;

3. To approve on a non-binding basis the 2015 compensation of First BanCorp.’s named executive officers; and

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Only stockholders of record as of the close of business on March 30, 2016 are entitled to receive notice of and to vote at the Annual Meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Annual Meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell Secretary

San Juan, Puerto Rico

April 12, 2016

i

ii

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the 2016 Annual Meeting of Stockholders to be held at 4:00 p.m., local time, on Tuesday, May 24, 2016, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of 2016 Annual Meeting of Stockholders and the enclosed form of proxy are first being sent or given on or about April 12, 2016 to stockholders of record as of March 30, 2016. We have made available with this Proxy Statement the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”), although the Annual Report should not be deemed to be part of this Proxy Statement. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are identified in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of nine directors;

•

the (a) approval of the First BanCorp. Omnibus Incentive Plan (the “Plan”), as amended to, among other things, increase the number of shares of common stock, par value $1.00 per share, available for issuance under the Plan and extend the Plan’s termination date; and (b) re-approval of the performance goals under the Plan;

•	the approval on a non-binding basis of the 2015 compensation of the Corporation’s Named Executive Officers (as defined below); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2016 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report with the audited financial statements for the year ended December 31, 2015, audited by KPMG.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on March 30, 2016, the record date for the Annual Meeting (the “Record Date”).

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 217,011,555 shares of Common Stock were issued and outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner and the broker or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted in determining the number of shares necessary for approval.

As to the approval of amendments to the Plan to increase the number of shares of Common Stock available for issuance under the Plan and extend its termination date and the re-approval of the performance goals under the Plan, a majority of votes cast on the proposal is required. As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors, on the amendments to and re-approval of the performance goals under the Plan and on the non-binding approval of compensation of the Corporation’s Named Executive Officers. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following are the Board’s recommendations with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•

Proposal No. 2 — The Board recommends a vote FOR (a) the approval of the Plan, as amended to, among other things, increase the number of shares of Common Stock available for issuance under the Plan and extend its termination date; and (b) the re-approval of the performance goals under the Plan;

•	Proposal No. 3 — The Board recommends a vote FOR the approval of the 2015 compensation of the Corporation’s Named Executive Officers; and

•	Proposal No. 4 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2016 fiscal year.

How do I vote?

If you are a “stockholder of record,” you may vote by proxy without attending the Annual Meeting by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 23, 2016. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and it will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the

Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1, No. 2 and No. 3 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 23, 2016. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

Please complete, sign, date and return each proxy card or voting instruction form that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction form for each brokerage account in which you hold shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter or shareholder proposal requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary authority granted by stockholders in their proxies in connection with general matters subject to compliance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041, if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2016

This Proxy Statement and the 2015 Annual Report on Form 10-K are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of March 16, 2016, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of March 30, 2016, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the shares of Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Thomas H. Lee Advisors (Alternative), VI, Ltd.	41,896,774	(b)	19.31%
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005, Cayman Islands

Oaktree Principal Fund V (Delaware), L.P. and	41,896,773	(c)	19.31%
Oaktree FF Investment Fund AIF (Delaware), L.P.
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

United States Department of the Treasury	11,577,452	(d)	5.33%
1500 Pennsylvania Avenue Northwest
Washington D.C., District of Columbia 20229

Chartwell Investment Partners	11,332,231	(e)	5.22%
1235 Westlakes Drive, Suite 400
Berwyn, PA 19312

(a)	Based on 217,016,417 shares of Common Stock outstanding as of March 16, 2016.

(b)

Consists of 23,011,234 shares held by Thomas H. Lee (Alternative) Fund VI, L.P., 15,581,983 shares held by Thomas H. Lee (Alternative) Parallel Fund VI, L.P., 2,721,860 shares held by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P., 528,505 shares held by THL FBC Equity Investors, L.P. (the foregoing entities, the “THL Funds”), 22,094 shares held by THL Managers VI, LLC and 31,098 shares of restricted stock held by Thomas M. Hagerty for the benefit of the THL Funds. Thomas H. Lee Advisors

(Alternative) VI, Ltd. is the controlling entity of each of the THL Funds and THL Holdco, LLC is the controlling entity of THL Managers VI, LLC. Voting and investment control over the shares held by the THL Funds and THL Managers VI, LLC are acted upon by a private equity management committee consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Seth W. Lawry, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon (the “THL Committee”). Each member of the THL Committee may be deemed to share beneficial ownership of all shares reported herein. Each member of the THL Committee disclaims beneficial ownership of all shares reported herein except to the extent of any pecuniary interest therein.

(c)	Based on Amendment No. 2 to a Schedule 13D filed with the SEC on October 2, 2015 by funds controlled by Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) and its affiliates (collectively, the “Oaktree Entities”). The Oaktree Entities hold 41,843,581 shares of Common Stock of the Corporation. Michael P. Harmon, a managing director of Oaktree Capital Management, L.P. (“Oaktree”) and a director of the Corporation, also holds 22,094 shares of Common Stock and 31,098 shares of restricted stock for the benefit of OCM FIE, LLC (“FIE”), one of the Oaktree Entities. Pursuant to the policies of the Oaktree Entities, Mr. Harmon must hold the shares on behalf of and for the benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE. OCGH GP is managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Stephen A. Kaplan, David M. Kirchheimer and Sheldon M. Stone (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed to have indirect beneficial ownership of the shares of Common Stock held by the Oaktree Entities. Each OCGH GP Member and Mr. Harmon disclaim beneficial ownership of the 41,896,773 shares of Common Stock reported as beneficially owned by the Oaktree Entities.

(d)	Consists of 10,291,553 shares of Common Stock remaining from the 32,941,979 shares of Common Stock that the Corporation issued to the United States Department of the Treasury (the “U.S. Treasury”) on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant that the U.S. Treasury acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. The U.S. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on July 20, 2020.

(e)	Based solely on a Schedule 13G filed with the SEC on January 13, 2016 in which Chartell Investment Partners reported aggregate beneficial ownership of 11,332,231 shares of Common Stock as of December 31, 2015. Chartell Investment Partners reported that it possessed sole power to dispose or direct the disposition of 11,332,231 shares. Chartell Investment Partners reported that it did not possess sole power to vote or direct the vote of any shares beneficially owned.

(2)	Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class

Directors and Director Nominees
Juan Acosta Reboyras	40,430	*
Aurelio Alemán, President & Chief Executive Officer	1,184,249	*
Luz A. Crespo	36,408	*
Robert T. Gormley	61,256	*
Thomas M. Hagerty(b)	41,896,774	19.31%
Michael P. Harmon(c)	41,896,773	19.31%
Roberto R. Herencia, Chairman of the Board	619,883	*
David I. Matson	45,713	*
José Menéndez-Cortada	79,193	*
Named Executives
Orlando Berges, Executive Vice President & Chief Financial Officer	540,929	*
Calixto García-Velez, Executive Vice President	442,127	*
Lawrence Odell, Executive Vice President, General Counsel & Secretary	380,166	*
Nayda Rivera, Executive Vice President	372,931	*

All current directors, Executive Officers and the Chief Accounting Officer as a group (20 persons as a group)	89,229,614	41.11%

*	Less than 1% of our outstanding Common Stock.

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on March 30, 2016 or within 60 days after that date, as follows: Mr. Alemán, 10,000; Mr. Odell, 5,000; Mrs. Rivera, 3,333; and all current directors and executive officers as a group, 24,864. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Juan Acosta Reboyras, 30,439; Mr. Alemán-Bermúdez, 770,074; Mrs. Crespo; 27,620; Mr. Gormley, 31,098; Mr. Hagerty, 31,098; Mr. Harmon, 31,098; Mr. Herencia, 164,545; Mr. Matson, 31,098; Mr. Menéndez-Cortada, 31,098; Mr. Berges 411,195; Mr. García-Velez, 345,973; Mr. Odell, 304,981; Mrs. Rivera, 264,031 and all current directors and executive officers as a group, 3,636,519. (Although all of these stock options are currently exercisable, their exercise prices are significantly above the market price of the Common Stock.) These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

(b)	Mr. Hagerty is the Board representative for THL, which currently owns 19.48% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership. Mr. Hagerty owns directly 31,098 shares of restricted stock in connection with his services as a director. As set forth in footnote (b) to the beneficial ownership table above, the funds affiliated with THL hold 41,865,676 shares of the Corporation. Mr. Hagerty disclaims beneficial ownership of all shares of Common Stock owned by such THL funds.

(c)	Mr. Harmon is the Board representative for funds managed by Oaktree, which, together with certain affiliates, currently beneficially own 19.48% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership. Mr. Harmon holds 22,094 shares of Common Stock and 31,098 shares of restricted stock for the benefit of FIE, one of the Oaktree Entities. Mr. Harmon disclaims beneficial ownership of all shares of Common Stock reported as beneficially owned by the Oaktree Entities.

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders are being asked to vote on the election of nine people as members of the Board to serve until the 2017 Annual Meeting or until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the nine people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in the proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Corporation.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. Any director elected or appointed to our Board must be approved by the Federal Reserve Bank of New York. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is duly elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by an affirmative vote of the majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election absent a waiver to this requirement. Pursuant to our Corporate Governance Guidelines and Principles, the Board of Directors waived this requirement with respect to its determination to include David I. Matson as a director nominee in this proxy statement.

Pursuant to its respective investment agreement, each of THL and Oaktree has the right to designate a person to serve on the Board. This right will remain in effect as long as each owns at least 25% or more of the shares of Common Stock they acquired in the Corporation’s private offering of shares in 2011 (the “Capital Raise”). THL and Oaktree designated Thomas M. Hagerty and Michael P. Harmon, respectively, pursuant to this right. Additionally, these investment agreements required us to use our best efforts to nominate two additional directors to the Board with banking or related financial management expertise and requires that, for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that they acquired in the Capital Raise, a majority of our directors be comprised solely of (i) investor designees, (ii) an independent chairman who satisfies the qualifications identified in the investment agreements, and (iii) independent directors with banking or related financial management expertise. Roberto Herencia, Robert T. Gormley and David I. Matson were nominated to the Board in accordance with these requirements. On March 16, 2016, the Board nominated current Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert T. Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, David I. Matson, and José Menéndez-Cortada to serve terms ending at the 2017 annual meeting of stockholders, and when their respective successors have been duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of these nominees. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the substitute nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons listed below may not be able to serve as a director if elected and has not identified any substitute nominees.

Except for Mr. Gormley and Mr. Matson, all of the members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

Director Qualifications

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting or academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because he or she has the ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Each of the nominees has a long record of professional integrity and dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as a director of the Corporation and other companies.

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

•

Leadership:    Experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

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Financial Services Industry:    Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

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Risk Management:    Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the Corporation’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

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Regulatory Compliance:    Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of

the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

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Consumer Business:    Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

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Corporate Business:    A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

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Financial Reporting:    Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select, oversee and evaluate our independent registered public accounting firm.

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Legal Matters:    Experience complying with legal and contractual requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Nominees Standing for Election as Directors for Terms Expiring at the 2016 Annual Meeting

Juan Acosta Reboyras, 60

Director of the Corporation since August 2014. Mr. Juan Acosta Reboyras is a Partner at the law firm Acosta & Ramirez, LLP, specializing in tax and corporate law, individual tax planning, estate planning and general matters of tax and corporate law. Mr. Acosta Reboyras is a former partner at the accounting firm KPMG and a former partner at the law firms of Goldman Antonetti & Cordova and McConnell Valdes. Throughout his 35-year career, Mr. Acosta-Reboyras has dealt with a variety of tax compliance and planning issues while concentrating on tax-related business affairs including corporate reorganizations, mergers, acquisitions and divestitures. He has also counseled clients on the organization and operation of corporations in Puerto Rico, applications for grants of tax exemption and United States and Puerto Rico income tax matters dealing with outbound and inbound transfers of assets. Mr. Acosta-Reboyras has been a Certified Public Accountant since 1977 and has been licensed to practice law in the Commonwealth of Puerto Rico and the United States Court of Appeals for the First Circuit since 1984. A former President of the Puerto Rico Society of Certified Accountants, he is an active member of the Puerto Rico Bar Association, the American Bar Association and the American Institute of Certified Public Accountants

Director Qualifications:

•	Extensive experience in tax and corporate law gained as the managing partner of Acosta & Ramirez, LLP enhances the Board’s understanding of tax and financial matters.

•	Variety of tax compliance and planning issues, including corporate reorganizations, mergers, acquisitions and divestitures brings the Board vast legal related expertise.

•	Leadership experience obtained from director and executive positions held at the Puerto Rico Society of Certified Accountants enhances the Board’s oversight functions

Aurelio Alemán, 57

President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp. and its subsidiary FirstBank Puerto Rico (“FirstBank”) since September 2005. Chairman of the Board of Directors and CEO of the Corporation’s subsidiaries First Federal Finance Corporation d/b/a Money Express, FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, and CEO of FirstBank Insurance Agency, Inc. Chairman of the Board of Directors and CEO of the Corporation’s subsidiary FirstMortgage, Inc. from September 2005 through December 2014. Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. Executive Vice President responsible for consumer banking and auto financing of FirstBank between 1998 and 2009. From April 2005 to September 2009, also responsible for the retail banking distribution network, First Mortgage and the FirstBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of the Corporation’s subsidiary First Leasing & Rental Corp. from 1999 to June 2007. From 1996 to 1998, Vice President of Citibank, N.A., responsible for the wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., responsible for banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Mr. Alemán served as president of the Puerto Rico Bank’s Association from 2011 to 2013. He is a Director, since 2012, of the Latin America and Caribbean Advisory Board of MasterCard. Mr. Alemán has served as the Vice Chairman of the Board of Directors of “Friends of El Yunque Foundation” since 2012 and has been a member of the Board of Directors of “SER de Puerto Rico” since 2013.

Director Qualifications:

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Role as CEO of the Corporation since 2009, President and/or CEO of many of the Corporation’s subsidiaries from 2005 to 2009, and Chief Operating Officer of First BanCorp. from 2005 to 2009, has provided him extensive leadership and financial services industry experience.

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His career of more than 33 years in the financial services industry, which includes diverse positions in the business administration, sales, credit and risk, banking operations, and technology areas in institutions such as Citibank and Chase Manhattan Bank, has given him a comprehensive understanding of the industry.

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In his roles as President, Chief Executive Officer and Chief Operating Officer of the Corporation and the Bank and his prior experience as Vice President of CitiBank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Luz A. Crespo, 58

Director of the Corporation since February 2015. Chief Executive Officer of the Puerto Rico Science, Technology and Research Trust since March 2015. Mrs. Luz A. Crespo is a retired General Manager of the Enterprise Business Division (Puerto Rico Manufacturing Operation-PRMO) of Hewlett-Packard Puerto Rico (“HP”) located in Aguadilla. Her tenure at HP lasted for 31 years from 1981 to 2013. She is a member of the Industrial Engineering Honor Society, Alpha Pi Mu. Mrs. Crespo served as the president of the Puerto Rico Manufacturing Association (“PRMA”) from 2000 to 2002 and later served on the Nominating Committee of PRMA from 2003 to 2013. She was also a member of the Manufacturing Advisory Board during the incumbency of Governor Luis Fortuño from 2011 to 2013. Appointed as CEO of the Puerto Rico Science, Technology & Research Trust in 2015.

Director Qualifications:

•	Her tenure of over 30 years at HP provides significant leadership experience over an extended period of time. As part of her responsibilities, she provided supply chain support to operations in Europe

(England, Germany and the Czech Republic) and Mexico. In addition, Mrs. Crespo managed the Latin-American Unix operation where her responsibilities included sales, marketing and total customer experience.

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Brings to the Corporation risk management expertise in the information technology (“IT”) industry, which is redefining the competitive landscape for every major corporation. Mrs. Crespo’s experience and expertise in IT related matters will provide the board with valuable direction and input on IT-related risks and will assist the Corporation in developing a more effective IT governance structure.

Robert T. Gormley, 68

Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and, finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:

•	Over 40 years of experience in the financial services industry has given him a comprehensive understanding of the industry.

•	Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

Thomas M. Hagerty, 53

Director of the Corporation since November 2011. A managing director with Thomas H. Lee Partners, L.P. since 1992 and with the firm since 1988. Previously in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Director also of Black Knight Financial Services, Inc., Ceridian Holding LLC, Fidelity National Information Services, Inc., Fidelity National Financial, Inc., Fleetcor Technologies Inc. and and ServiceLink Holdings, LLC. Director in the past of MGIC Investment Corp. and MoneyGram International.

Director Qualifications:

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More than 20 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

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His service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions.

•	Risk management expertise obtained as a managing director at THL provides him valuable insights regarding the investment strategies.

Michael P. Harmon, 47

Director of the Corporation since October 2011. A managing director with the Global Principal Group of Oaktree, where he has been responsible for sourcing, analyzing and executing transactions and monitoring portfolio companies since 1997. Prior to this, positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Current director of Alliance Healthcare Services and AloStar Bancorp. Previously a director of privately held SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both privately held bank holding companies which were acquired by Banner Corporation in September 2015; American West Bank, a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares; Osmose Holdings; Loving Care Agency and Senior Home Care.

Director Qualifications:

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Experience with financial services companies and risk management expertise obtained as a managing director at Oaktree analyzing and monitoring substantial investment positions gained through his work in private equity enables him to provide the Board with valuable insights.

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Service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions that benefits the Board.

Roberto R. Herencia, 56

Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, an investment fund specializing in community bank investments, since November 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. and its subsidiary Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division.

In March 2016, Mr. Herencia was appointed as an independent director of Banner Corporation and its subsidiary Banner Bank. He has been an independent director and the chairman of the board of privately held Byline Bancorp and its subsidiary bank, Byline Bank, since June 2013. Mr. Herencia served from December 2010 until September 2015, as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, American West Bank and First National Bank of Starbuck.

Mr. Herencia was appointed in 2011 by President Obama to serve on the Overseas Private Investment Corporation’s Board of Directors and was re-nominated in April 2013. Mr. Herencia is a Trustee of DePaul University and Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago, the Navy Pier Corporation in Chicago, and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company LLC, a public corporation, where he served as Chairman of its Audit and Finance Committee.

Director Qualifications:

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Mr. Herencia is a financial services industry executive, consultant and leader with over 31 years of broad experience in all aspects of the banking industry in the U.S., including senior roles in all segments of banking, including corporate, commercial, small business, problem asset restructuring, and retail banking, which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

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Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as President and Chief Operating Officer of the community banking subsidiary of a top 30 publicly traded bank holding company, CEO of a publicly traded community bank, head of emerging markets at a major domestic and international bank, and consultant to regulators, has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

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Mr. Herencia’s experience and designation as a financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private companies enhance the Board’s understanding of complex financial matters and understanding of governance matters.

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Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhance the Board’s understanding of the responsibilities and challenges of public companies.

David I. Matson, 71

Director of the Board since September 2013. Mr. Matson is a former bank executive with nearly forty years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at Wells Fargo Leasing, subsidiary of Wells Fargo & Company. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the holding company and its subsidiary (Union Bank); and subsequently was elected vice chairman and chief financial officer until his retirement in February 2010. From 2010 to September 2015, Mr. Matson served as an independent director and Chairman at the Audit Committee of privately held SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares. In March 2016, Mr. Matson was appointed as an independent director of Banner Corporation and its subsidiary Banner Bank. He serves on Banner’s Audit Committee and Executive Committee.

Director Qualifications:

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Mr. Matson is a financial services industry executive with over 38 years of experience in a wide variety of management roles requiring risk management and financial expertise which provides the Board with valuable insight into the financial services industry and in the areas of leadership, risk management and financial reporting.

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Mr. Matson’s extensive experience overseeing risk management functions at Union Bank enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

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As vice chairman and chief financial officer of Union Bank’s finance group, Mr. Matson brings to the Board valuable insight with respect to finance operations, including corporate tax, strategic and financial planning, corporate development, mergers & acquisitions, and treasury functions.

José Menéndez-Cortada, 68

Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PricewaterhouseCoopers, LLP until 1976. Counsel to the PRISA Group companies since 1977. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985, director of Tasis Dorado School from 2002 until December 31, 2014, currently honorary director of the Tasis Dorado Educational Foundation, Inc., director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) since 2002 and chairman of the audit committee of that foundation since 2009.

Director Qualifications:

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Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

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Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PricewaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

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Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association and Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

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Knowledge of the hotel and gaming industry as Counsel to the PRISA Group companies that have developed and constructed five hotels since 2010, provides valuable insight regarding the hospitality industry.

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Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Information About Executive Officers Who Are Not Directors

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges, 58

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 30 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges served as Executive Vice President of Administration of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administration functions in both the Puerto Rico and U.S. markets; Executive Vice President and Chief Financial, Operations and Administration Officer of Popular Inc.’s subsidiary Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. Director of the Corporation’s subsidiaries First Federal Finance Corporation d/b/a Money Express, FirstBank Overseas Corp., First Insurance Agency, Inc., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, and FirstBank Insurance Agency, Inc. Director of the Corporation’s subsidiary First Mortgage from August 2009 through December 2014.

Calixto García-Vélez, 48

Executive Vice President, Florida Region Executive and Special Assets Group Director

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Director of the Corporation’s Special Assets Group since 2010. Before that, President and CEO of Doral Bank, EVP and

President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Donald Kafka, 56

Executive Vice President, Chief Operating Officer

Executive Vice President and Chief Operating Officer since January 2015. Mr. Kafka is a seasoned executive with over 30 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank. Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida-based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day-to-day operations, interacting with specialized regional functional and product support areas. In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise. Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as its Chief Investment Officer from 2010 to 2012. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products. Mr. Kafka earned his Bachelor degree in Engineering from Princeton University and holds a Master degree in Business Administration from Harvard Business School.

Ginoris López-Lay, 47

Executive Vice President and Retail & Business Banking Director

Executive Vice President of Retail and Business Banking since March 2010, responsible for the retail banking services as well as commercial services of the business banking segment. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004. In 2011 was appointed to the advisory committee of the Governor dealing with financing alternatives for small and medium sized businesses from 2011 through 2012. In 2012 was appointed to the advisory board of comPRometidos a public private partnership focused on leveraging the knowledge and connections of successful Puerto Ricans abroad in order to catalyze business opportunities to support economic development and industry competitiveness in Puerto Rico and in 2013 was appointed to the advisory Board of MMM, a medical insurance company that was especially designed to provide service to elderly and was founded on 2001, becoming the first Medicare Advantage plan established in Puerto Rico.

Emilio Martinó, 65

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico, a subsidiary of Santander Bancorp, and Director for Credit Administration,

Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico, a branch of Chase Manhattan Bank N.A., from 1986 to 1991. Director of the Corporation’s subsidiary First Mortgage, Inc. from October 2009 through December 2014.

T. Michael McDonald, 54

Executive Vice President and Business Group Executive

Executive Vice President and Business Group Director since September 2012. Mr. McDonald has a career of more than 30 years in various senior executive roles within the financial services industry including roles within asset management, investment banking and commercial banking. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; as Corporate Lending Officer - Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license.

Lawrence Odell, 67

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 31 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of the Corporation’s subsidiaries FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico since March 2009.

Cassan Pancham, 55

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. since 2005. Director of FirstMortgage from February 2010 through December 2014. Director of FirstBank Puerto Rico Securities Corp. from August 2010 through October 2012. Director of First Insurance Agency, Inc. from 2005 through November 2012. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002 and held various other management positions in Chase Manhattan Bank Caribbean business units beginning in 1985. Formerly, a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011.

Carlos Power, 55

Executive Vice President and Consumer Lending Business Executive

Executive Vice President of Consumer Lending Business since April 2013, responsible for Consumer Banking Operations, Auto/Leasing Finance, Collections and Money Express Operations. Over 29 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President, General Manager of FirstFederal Finance Corp. DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. President and Director of the Corporation’s subsidiary FirstFederal Finance Corp and Director of FirstExpress.

Nayda Rivera, 42

Executive Vice President, Chief Risk Officer

Executive Vice President since January 2008. Senior Vice President and Chief Risk Officer since April 2006. Senior Vice President and General Auditor from July 2002 through April 2006. Ms. Rivera is a Certified Public Accountant and Certified Internal Auditor and is certified in financial forensics. More than 15 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through January 2006. Director of the Corporation’s subsidiaries FirstBank Overseas Corp. and FirstBank Puerto Rico Securities Corp since October 2009. Director of the Corporation’s subsidiary First Mortgage from October 2009 through December 2014. Trustee of the FirstBank Puerto Rico 401k Plan. Director of Fondos Unidos de Puerto Rico Inc. and Juan Domingo en Acción since 2015.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.firstbankpr.com, under “Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the responsibilities and/or authority generally held by persons with the following titles, regardless of the officer’s formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with the Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2015 or through April 12, 2016.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles

for Directors. Our Corporate Governance Guidelines and Principles requires that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Juan Acosta Reboyras, Luz A. Crespo, Robert Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán-Bermúdez, our President and Chief Executive Officer, is not considered to be independent as he is an employee of the Corporation. The independent directors meet in executive sessions without management present following regularly scheduled Board meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and, historically, has had in place different leadership structures, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Risk Committee of the Corporation assists the Board in its oversight of the Corporation’s management of the Corporation’s company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below under the Risk Committee section.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our

Common Stock having a market value equivalent to at least $150,000. Directors are expected to achieve the ownership goal within three years after February 7, 2013 or the director’s initial appointment to the Board, whichever is later. The Guidelines are administrated by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines. In the event of extenuating circumstances that preclude a director from complying with the Guidelines, such as when the Stock Ownership Guidelines place a severe hardship on the director or the director is precluded from purchasing Common Stock due to trading restrictions imposed by the Corporation, the Corporate Governance and Nominating Committee may waive compliance with the Guidelines for a period of time. As of the date of the filing of this proxy statement, all directors are in compliance with the Guidelines.

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by e-mail to directors@firstbankpr.com. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno,” at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department or the Board. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the entire Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met fifteen (15) times during fiscal year 2015. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2015 while such person was a director.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Six of the then current eight members of the Board, Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert Gormley, Roberto R. Herencia, and José Menéndez-Cortada, attended the 2015 Annual Meeting of Stockholders.

Board Committees

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The only current ad-hoc committee is the Strategic Committee. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2015 are set forth below. Each of the current members of the Board participated in at least 75% of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2015 while such person was a member of such committees.

The following table identifies the current members of the standing committees of the Board:

Name of Director	Audit Committee	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee
Juan Acosta Reboyras	C					*
Aurelio Alemán				*	*
Luz A. Crespo	*						*
Robert T. Gormley		*	*	*	C		*
Thomas M. Hagerty			*
Michael P. Harmon		*
Roberto R. Herencia	*	C	C	*	*	C	*
David I. Matson	*			C			C
José Menéndez-Cortada	*	*	*		*	*
* = Member
C = Chair

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. David I. Matson, chairman of the Audit Committee from June 2014 to March 16, 2016, and Mr. Juan Acosta Reboyras, chairman of the Audit Committee since March 16, 2016, are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. David Matson’s and Mr. Juan Acosta Reboyras’ relevant experience, please refer to the “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation” section above. The Audit Committee met a total of sixteen (16)  times during fiscal year 2015.

Compensation and Benefits Committee

The Compensation Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank

Wall Street Reform and Consumer Protection Act. The Committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs for the executive officers and key employees of the Corporation. The Committee’s charter describes the following responsibilities and duties of the Committee, among others:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

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Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.

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Annually review and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for employees and evaluate its effectiveness in promoting stockholder value and company objectives.

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During the period of the Corporation’s participation in the U.S. Treasury Department Troubled Asset Relief Program Capital Purchase Program ( “TARP”), the Committee shall take necessary actions to comply with any applicable laws, rules and regulations related to TARP, including, without limitation, the completion of a certification that the Committee has completed a risk assessment of the Corporation’s compensation arrangements and including this certification in the Compensation Discussion and Analysis disclosure in the Corporation’s annual proxy statement.

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Select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other advisor;

b.	the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other advisor;

c.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other advisor that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the compensation consultant, legal counsel or other advisor with a member of the Committee;

e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor; and

f.	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Corporation.

•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the Committee.

•	Produce the annual Compensation Committee Report for inclusion in this proxy statement in compliance with the rules and regulations promulgated by the SEC.

•

Oversee the Corporation’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under NYSE rules that, with limited exceptions, shareholders approve equity compensation plans.

•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of three (3) times during fiscal year 2015.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements.

The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

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Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

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Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE and our Independence Principles for Directors.

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As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

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Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

•	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation.

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Retain and terminate in its sole discretion outside consultants or search firms to advise the Committee regarding the identification and review of board candidates, including having the sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

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Review our Insider Trading Policy to ensure continued compliance with applicable legal standards and best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

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Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

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Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met once during fiscal year 2015. The Committee decided to hold only one meeting during 2015 due to the fact that certain of the responsibilities and duties of the Committee were handled at sessions held with the full Board of Directors.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics; and

•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146. The Committee may use outside consultants to assist it in identifying candidates.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also include our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the Committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM; and

•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process.

The Asset/Liability Committee met a total of six (6) times during fiscal year 2015.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also include our Chief Executive Officer and Chief Lending Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function, hereafter “Credit Management.” The purpose of the Committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve loans, as required by the lending authorities; and to report to the Board regarding Credit Management.

The Credit Committee met a total of fourteen (14) times during fiscal year 2015.

Compliance Committee

The Compliance Committee, which was established by the Board in June 2010, assists the Board of the Corporation in fulfilling its responsibility to ensure the Corporation and the Bank comply with the provisions of the written agreement (the “Written Agreement”) entered into with the Federal Reserve. In addition, the Committee assists the Board of the Bank in fulfilling its responsibility with respect to any actions required by the FDIC and OCIF to improve the financial condition of the Bank (and collectively with the Written Agreement, the “Regulatory Actions”).

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of this Committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with the Regulatory Actions;

•	Monitor the implementation of the action plans developed to comply with the Regulatory Actions and address the issues identified in the most recent examination reports; and

•

Assure that all deliverables pursuant to the Regulatory Actions that require Board approval are presented timely to the Boards to comply with the required timeframes established in the Regulatory Actions and delivered to the FDIC, OCIF, and FED in a timely manner in compliance with the required timeframes established in the Regulatory Actions.

The Compliance Committee met a total of ten (10) times during fiscal year 2015.

Risk Committee

The Risk Committee assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this Committee shall be composed of at least three directors of the Board who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will consider the experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member will have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the articulation and establishment of the Corporation’s risk tolerance and risk appetite.

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Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.

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Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.

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Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify, assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.

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Oversee management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards. Review and discuss with management the Corporation’s capital plan, regulatory capital ratios and internal capital adequacy assessment process.

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Oversee the governance of model risk through periodic review of the Corporation’s model risk profile and model validation schedule as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.

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Receive reports from management and, if appropriate, other Board committees discussing the Corporation’s policies and procedures regarding the Corporation’s adherence to risk limits and its established risk tolerance and risk appetite or on selected risk topics as management or the Committee deems appropriate from time to time.

•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.

•	Review and discuss with management risk assessments for new products and services.

•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.

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Review and assess the effectiveness of the Corporation’s enterprise-wide risk assessment processes and recommend improvements, where appropriate; review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.

•	Annually assess the Corporation’s institutional insurance programs.

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Meet periodically with other standing committees, including the Audit Committee, Credit Committee, Asset/Liability Committee and Corporate Governance and Nominating Committee on topics of common interest.

•	Together with the Asset/Liability Committee of the Board, review on an annual basis the Corporation’s contingency funding plan and recommend to the Board such plan’s approval.

•	Meet, through one or more members, not less than annually with the Compensation Committee of the Board to assist that committee in its review of the Corporation’s compensation practices.

•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.

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Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.

•	As determined by the Committee, meet in separate executive sessions.

The Risk Committee met a total of twelve (12) times during fiscal year 2015.

Strategic Committee

In 2013, the Board created the Strategic Committee, an ad-hoc committee created to assist and advise management with respect to, and monitor and oversee on behalf of the Board, corporate development activities not in the ordinary course of our business and strategic alternatives under consideration from time to time by the Corporation, including, but not limited to, acquisitions, mergers, alliances, joint ventures, divestitures, the capitalization of the Corporation and other similar corporate transactions and considerations. The current members of this Committee are Messrs. Aurelio Alemán, Thomas M. Hagerty, Michael P. Harmon and Roberto R. Herencia.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “related person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider: (a) exceeds 5% of the Bank’s capital and unimpaired surplus or $25,000, whichever is greater, or (b) exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with Related Persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a related person has a direct or indirect material interest in such transaction or arrangement. A related person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any related person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the general counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the general counsel. The general counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the related person’s interest in such transaction to the Audit Committee for its review and approval, ratification or rejection. Any related party transaction in which the general counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate to the Corporation’s chief executive officer, chief risk officer, and general counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee.

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2015, certain related persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2015, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012 at which time Mr. Odell entered into an Amended and Restated Employment Agreement with the Corporation. Mr. Odell’s interest in the Law Firm as a partner is being liquidated over an extended period of time. For a brief description of Mr. Odell’s Amended and Restated Employment Agreement, please refer to the “Employment Contracts, Termination of Employment, and Change in Control Arrangements” section. The Corporation has engaged the Law Firm to be the corporate and regulatory counsel to it and FirstBank. During fiscal year 2015, the Corporation paid $1,129,717 to the Law Firm for its legal services.

Our investment agreements with THL and Oaktree, as amended in connection with the purchase by THL and Oaktree of certain shares of Common Stock sold to other investors in the Capital Raise, provide them with various rights, including the right to have their shares of Common Stock registered for resale on a registration statement filed with the SEC. In that regard, on February 12, 2016, we filed a new registration statement with the SEC, which became effective on February 29, 2016, that supersedes the prior registration statement that we had filed to register those shares and that had expired pursuant to its terms. In addition, as discussed above in Proposal No.1, Election of Directors, these agreements have provisions related to the composition of the Board of Directors, with which we have complied, including the requirement that we provide each of THL and Oaktree the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares acquired in the Capital Raise. Our investment agreements with THL and Oaktree also include certain indemnification provisions. Finally, we have agreed to permit each of THL and Oaktree to acquire additional shares of Common Stock in the following circumstances: (a) for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that it acquired in the Capital Raise, each such investor will have the right to acquire from us at such time as we sell (i) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, an amount of securities up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities and (ii) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, to any investor to which we sold Common Stock in the Capital Raise an amount of securities up to the amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates for the same price and on the same terms as such other offer or sale to such other investor or its affiliates and (b) for as long as each of THL and Oaktree, as applicable, owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for

Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.

Since 2013, the U.S. Treasury has sold 22,650, 244 shares of Common Stock. As of April 12, 2016, the U.S. Treasury holds 10,291,553 shares, or approximately 4.74% of the Common Stock, excluding the 1.3 million shares underlying a warrant exercisable at $3.29 per share. As a result of this investment, the U.S. Treasury has various rights, including the right to have its securities covered by a registration statement. Accordingly, the Corporation has included the securities owned by the U.S. Treasury on the registration statements it has filed relating to the shares owned by THL and Oaktree, including the registration statement that was filed in February 2016. The exercise price and the number of Shares issuable upon exercise of the warrant issued to the U.S. Treasury shall be subject to adjustment from time to time if the Corporation, among other factors, (i) declares and pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, (ii) subdivides or reclassifies the outstanding shares of Common Stock into a greater number of shares, (iii) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares or (iv) effects a pro rata repurchase of its Common Stock.

THL is a private equity firm that has an investment in the entity that provides the products and services with respect to the Corporation’s mortgage servicing systems (the “Provider”) since 2006, prior to THL’s investment in the Corporation. The servicing system activities are conducted in the ordinary course of business, and our relationship with the Provider was negotiated on an arms’-length basis. For fiscal 2015, we paid the Provider approximately $1.3 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the Compensation Committee consisted of directors Michael P. Harmon, Roberto R. Herencia, José Menéndez-Cortada, and Robert Gormley. During fiscal year 2015, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán-Bermúdez, who was a director during fiscal year 2015, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & CO., Inc. (the “Review”) in 2012. The current compensation structure was approved by the Board in July 2012 based on the results of that Review. Given overall market practices, the Compensation Committee has not requested a more recent review.

Each director is paid fees for services as a Director in a total amount equal to $100,000 per year (such amount, the “Annual Fee”). Seventy-five percent (75%) of the Annual Fee is paid in cash and twenty-five percent

(25%) is paid in the form of an annual grant of restricted stock (the “Annual Restricted Stock”) under the Corporation’s Omnibus Incentive Plan, as amended on December 9, 2011. The annual cash fee is payable on a monthly basis over a twelve-month period. The Annual Restricted Stock is subject to a one-year vesting period. In addition, the Directors may receive additional compensation in the form of retainers depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Credit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;

•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and

•	$5,000 additional annual cash retainer for each member of the Audit, Credit, and Risk Committees other than the Chairs of such committees which receive a cash retainer of $25,000 as aforesaid.

Non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are required to achieve the ownership goal within three years after February 7, 2013 or the director’s initial appointment to the Board, whichever is later.

The Non-Management Chairman of the Board is entitled to receive total compensation of $1.6 million per year comprised of the following three components:

•	$400,000 per year in a retainer payable monthly for his services as the non-management chairman of the Board and Chairman of the Board of Directors of the Bank.

•

$500,000 in a restricted stock grant (the “Chairman Annual Restricted Stock”), payable on a yearly basis in September. The Chairman Annual Restricted Stock has a one-year vesting period with acceleration upon a change in control.

•	Special compensation of $700,000 payable on a yearly basis (consisting of $350,000 payable in September and $350,000 payable in March)

•	Payments compensate for services for the subsequent six months.

•	In the event of termination for cause, or in the event of resignation, the unearned portion would be repaid to the Corporation.

•	In the event of a change in control or other separation event, the unearned portion would become vested.

In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses, including costs related to office space and health insurance. Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board. Mr. Herencia does not receive any additional compensation for his duties and responsibilities as chairman of the Compensation, Corporate Governance & Nominating, Compliance, and Asset/Liability Committees or for his duties and responsibilities as a member of the Audit, Credit, and Risk Committees. As non-management chairman of the Board, Mr. Herencia’s duties include serving as the liaison for the non-management directors with the executive officers, meeting with the Corporation’s executive officers and other members of management on a regular basis, including to ensure appropriate oversight of the Corporation’s business, meeting on a regular basis with regulators, handling all Board matters, including developing, with the input of management, the agenda for Board meetings, and leading executive sessions of and interfacing with the non-management directors. These duties and responsibilities, as well as his duties as chairman of three of the Corporation’s Board committees and membership on three other committees, are extensive and time-consuming.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings and performance of other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Juan Acosta Reboyras	99,996	24,997	—	—	—	—	124,993
Luz A. Crespo (b)	73,337	199,993	—	—	—	—	273,330
Robert T. Gormley	105,417	24,997	—	—	—	—	130,414
Thomas M. Hagerty	75,000	24,997	—	—	—	—	99,997
Michael P. Harmon	75,000	24,997	—	—	—	—	99,997
Roberto R. Herencia	1,100,000	499,998	—	—	—	—	1,599,998
David I. Matson	125,004	24,997	—	—	—	—	150,001
José Menéndez-Cortada	84,996	24,997	—	—	—	—	109,993

(a)	Represents restricted stock grants during fiscal year 2015. The restricted stock awards were made effective as of the following dates: (i) the Annual Restricted Stock awards to Mr. Acosta Reboyras, Mrs. Crespo, Mr. Gormley, Mr. Hagerty, Mr. Harmon, Mr. Matson and Mr. Menéndez-Cortada on September 24, 2015, (ii) the special restricted stock awarded to Mrs. Crespo on February 4, 2015 in connection with her appointment to the Board and consistent with awards made to other non-employee directors in 2014, and (iii) the Chairman Annual Restricted Stock awarded to Mr. Herencia on September 30, 2015. As of December 31, 2015, our non-executive directors owned the following shares of restricted stock: Mr. Acosta Reboyras, 30,439; Mrs. Crespo, 27,620; Mr. Gormley, 31,098; Mr. Hagerty, 31,098; Mr. Harmon, 31,098; Mr. Herencia, 164,545; Mr. Matson, 31,098; and Mr. Menéndez-Cortada, 31,098.

(b)	Effective February 4, 2015, Mrs. Crespo became a director of the Corporation.

PROPOSAL NO. 2

APPROVAL OF THE FIRST BANCORP OMNIBUS INCENTIVE PLAN, AS AMENDED, TO,

AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

UNDER THE PLAN AND EXTEND THE TERM OF THE PLAN

AND RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE PLAN

You are being asked to approve the amendment and restatement of the First BanCorp 2008 Omnibus Incentive Plan, as amended (the “Plan”), to, among other things, increase the number of shares of Common Stock reserved for issuance under the Plan and to extend the term of the Plan to May 24, 2026 and to re-approve the material terms of the performance goals under the Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”).

On March 16, 2016, the Board of Directors unanimously approved and adopted, subject to stockholder approval, the proposed amendments to the Plan to:

•	Increase the number of shares authorized for issuance under the Plan by 6,000,000;

•	Limit the total number of shares that a director may receive in any one year under the Plan to 750,000 shares;

•	Provide that at least 95% of Options and SARs granted pursuant to the Plan must vest no sooner than one year following the date of grant;

•	Prohibit the re-pricing and cash buyouts of Options and SARs in addition to the current prohibitions of the reduction of the exercise price of Options or SARs;

•	Permit cash-based awards to be made under the Plan in amounts that do not exceed $2 million in any one year;

•	Require the Compensation Committee to specify the restricted period for restricted stock and restricted stock unit awards;

•

Provide that, upon the termination of employment for any reason other than death, disability, for cause, or upon resignation, vested Awards will expire upon the earlier of the expiration of the term of the Award and the 90th day after the holder’s termination of employment, except that, upon retirement or involuntary termination within one year after a change in control, Awards other than performance-based Awards will vest and may be exercised within four months after the date of such termination but not later than the date on which the Awards would otherwise expire;

•

Provide that, upon a change in control, performance-based Awards may vest only to the extent relevant performance conditions have been achieved or on a pro-rated basis through the date of the change in control and time-based Awards may only be accelerated to the extent not assumed by a successor entity;

•	Extend the term of the Plan to May 24, 2026; and

•	Change the name of the Plan to the First BanCorp. Omnibus Incentive Plan and make minor changes including a reference to Section 409A of the Internal Revenue Code in the definition of “Disability.”

In addition, the Board of Directors determined to seek re-approval of the performance goals under the Plan because Section 162(m) of the U.S. Code requires such re-approval every five years and the performance goals were last approved on December 11, 2011.

As of April 12, 2016:

•	The Corporation has equity-based awards outstanding under two plans: the Plan and the Corporation’s 1997 Employee Stock Option Plan, which expired on January 21, 2007 (the “Option Plan”);

•	1,440,464 shares remain available for future awards under the Plan and no shares may be issued under the Option Plan;

•	4,323,851 shares of unvested restricted stock are outstanding under the Plan;

•	Options for 69,848 shares, which were issued under the Option Plan, are outstanding; and

•	The outstanding options have a weighted average exercise price per share of $160.30, an average remaining term of 0.8 years and no right to participate in any dividends prior to exercise.

The number of shares available for issuance under the Plan as of April 12, 2016 will be reduced prior to May 24, 2016, the date of the annual meeting as a result of the issuance of salary stock. Assuming that we issue an additional 125,004 shares as salary stock between April 12, 2016 and May 24, 2016, the date of the annual meeting, the number of available shares under the Plan prior to the vote on Proposal No. 2 would be 1,315,460, which would result in an amount of shares authorized for issuance under the Plan of 7,315,460 shares if Proposal No. 2 is approved. Our estimate of the number of shares to be issued as salary stock between April 7, 2016 and May 24, 2016 is based on the closing price of our stock on March 30, 2016 of $2.92 per share. Since the number of shares of salary stock is based on the closing price of the stock on the final day of each pay period, the estimated number of shares of salary stock that will be issued prior to May 24, 2016 is likely to change.

The Company believes that it will be at a significant competitive disadvantage in its efforts to retain its employees and to attract employees if it does not have the ability to issue equity-based compensation awards to its executives and other targeted individuals, particularly in light of restrictions on the Corporation’s compensation arrangements under the terms of the Corporation’s issuance of securities to the U.S. Department of Treasury (the “U.S. Treasury”) in 2009, as discussed below. Accordingly, the Board has amended the Plan, subject to stockholder approval, to increase the number of shares that may be issued by 6,000,000 shares so that a total of 7,440,464 shares would be available for issuance under the Plan based upon the number of shares available as of April 12, 2016 but subject to reduction for shares issued under the Plan between April 12, 2016 and May 24, 2016. Assuming that the restricted stock forfeiture provisions relating to the U.S. Treasury’s investment in the Corporation result in the forfeiture of all of the remaining shares of restricted stock held by persons subject to such restrictions, as discussed below, the Corporation estimates that 1,936,402 shares underlying restricted stock will once again be available for issuance under the Plan. As discussed below, during 2016, the Corporation anticipates issuing more than 2.7 million shares of Salary Stock and restricted stock. If Proposal No. 2 is not approved, we may be unable to retain our Named Executive Officers.

Reasons for Increasing the Shares Available for Issuance Under the Plan and Extending the Term of the Plan

The Board of Directors anticipates that, unless this proposal is approved, the Corporation will be at a competitive disadvantage in its efforts to retain its employees and to attract employees if it does not have the flexibility to issue equity-based compensation awards to its executives and other targeted individuals. Unless the Plan is amended as proposed, the number of authorized shares will not be sufficient to support the Corporation’s compensation program in 2017 given the decrease in the market price of the Common Stock during the last twelve months, the Board of Director’s decision in 2013 to pay a portion of executive base salary in stock rather than cash, and the issuance by the Corporation to executive officers and other employees and directors of restricted stock having a value based on total salary and directors’ fees.

Background

As discussed more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, as a result of the Corporation’s receipt of an investment under the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), the Corporation is subject to certain executive compensation restrictions set forth in the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Reinvestment and Recovery Act of 2009 (“ARRA”) and the rules and regulations promulgated thereunder, as well as its agreements with the U.S. Treasury related to the investment, for as long as the U.S. Treasury continues to own the Corporation’s securities. Among other restrictions, the Corporation is prohibited from paying or accruing any bonus payments to the Corporation’s named executive officers (“Named Executive Officers”) and the 10 next most highly-compensated employees except for long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date, and (iii) once initially vested, the shares must be subject to further restrictions on transfer or payment in accordance with the Corporation’s repayment of TARP funds (the “Transferability Restrictions”). The Transferability Restrictions terminate in 25% increments based on the recovery by the U.S. Treasury of their original investment in the Corporation (e.g., when at least 25% of TARP assistance is recovered, 25% of the vested shares become transferable).

The Board seeks to maintain compensation at levels that are competitive with the marketplace to allow the Corporation to attract and retain executive talent. In March 2013 and effective April 1, 2013, the independent members of the Board amended the Corporation’s executive compensation program to comply with TARP and TARP-related restrictions and determined to increase the salary amounts paid to certain executive officers and to pay base salary both in cash and in shares of the Corporation’s Common Stock (“Salary Stock”) instead of cash. With respect to long-term equity incentives, given TARP, the Corporation may only award incentives to Named Executive Officers in the form of restricted stock having values equal to up to one-third of their total annual compensation. Shares of restricted stock are granted at fair market value determined using the closing price of the Corporation’s Common Stock on the date of grant.

As discussed in “Compensation of Directors,” each director is paid fees for services as a Director in a total amount equal to $100,000 per year, of which twenty five percent (25%) is paid in the form of an annual grant of restricted stock under the Plan.

Current and Anticipated Use of the Plan for Base Salary and Long-Term Equity Incentives

Since the Board’s March 2013 determination, the Board of Directors has annually awarded to Named Executive Officers and other executive officers Salary Stock in lieu of portions of total salary increases. The Compensation Committee believes that the year-over-year salary increases, which have resulted in increases in the value of awards of Salary Stock, have been key to retaining the Corporation’s Named Executive Officers and ensuring continuity of a management team that has been working on the critical task of improving the Corporation’s financial results and long-term profitability. The number of shares of Salary Stock has fluctuated over the last few years also because of fluctuations in the price of our Common Stock. On April 1, 2013, 2014 and 2015, the per share closing prices of our Common Stock were $5.91, $5.14 and $6.01, respectively. The price of our Common Stock has declined since April 1, 2015 and was $2.85 as of March 16, 2016. These two factors have resulted in a significant increase in the use of Plan shares since the number of authorized shares for issuance under the Plan was approved by stockholders most recently in 2011.

Restricted stock is granted on an annual basis as long-term equity incentive compensation consistent with TARP. The independent members of the Board review peer data, in part to determine the value of restricted stock awards. Given the Transferability Restrictions, the number of shares of vested restricted stock that potentially may be transferred to employees or forfeited will not be known until the U.S. Treasury has sold all of its investment in the Corporation. At this time, the Corporation believes that it is highly likely that employees subject to the TARP-related Transferability Restrictions will forfeit many of their shares of restricted stock. If the U.S. Treasury were to have sold all its shares of Common Stock on December 31, 2015, 50% of the restricted stock awards issued to the Named Executive Officers while the Corporation remained subject to TARP would have been forfeited given the Transferability Restrictions.

The Corporation has granted to Named Executive Officers and other employees pursuant to its compensation program during the last five fiscal years a total of $4.7 million shares of Common Stock, including Salary Stock awarded on a biweekly basis consistent with the Corporation’s pay cycle, and has granted to employees and directors restricted stock as follows:

	Salary Stock	Restricted Stock	Total Common Stock
Named Executive Officers and Other Executives:
2015	355,513	591,880	947,393
2014	312,850	613,138	925,988
2013	220,639	492,036	712,675
2012	—	549,500	549,500
2011	—	—	—
Other Employees:
2015	—	202,084	202,084
2014	—	222,000	222,000
2013	—	229,369	229,369
2012	—	220,000	220,000
2011	—	—	—
Directors:
2015	—	219,530	219,530
2014	—	379,573	379,573
2013	—	26,780	26,780
2012	—	51,007	51,007
2011	—	—	—
Total last five years	889,002	3,796,897	4,685,899

The Board of Directors anticipates that it will issue in 2016 to the Corporation’s Named Executive Officers, directors and other employees shares of Common Stock as Salary Stock having an approximate value of $3.0 million and shares of restricted stock having an approximate value of $5.8 million. Due to fluctuations in the price of our Common Stock, we cannot accurately estimate the number of shares of Common Stock we may use under the Plan during 2016 and in future years. However, on March 16, 2016, we granted 1.78 million shares of restricted stock to our Named Executive Officers and other employees and assuming the stock price of $2.92 as of March 30, 2016, we expect to issue approximately 1.02 million shares of Salary Stock to our executive officers and 231,164 shares of restricted stock to our directors during 2016.

The Corporation’s determination to issue Salary Stock, issuance of restricted stock valued based on compensation and the decrease in the market price of the Common Stock have resulted in a higher than anticipated burn rate of Plan shares since December 2011, when stockholders last approved an increase in the number of shares of Common Stock available for issuance under the Plan. The Corporation’s use of equity to compensate our Named Executive Officers and other employees is a fundamental element of our compensation philosophy to pay competitive compensation and create long-term alignment between our executives and stockholders. Use of Plan equity also allows the Corporation to better manage its financial position and assists the Corporation in addressing the requirements of the CPP. We believe that we have prudently managed the use of Common Stock available under the Plan given the CPP-related constraints and our need to retain the Corporation’s executives in light of their considerable experience with the Corporation. Therefore, despite this prudent management of the Plan, and in light of the anticipated issuance of shares of Common Stock in 2016, unless this proposal is approved, we will not have sufficient equity available under the Plan to support the additional grants of Common Stock necessary to maintain the competitiveness of the Corporation’s compensation levels compared to its peers (see the CD&A – Benchmarking and Compensation Analysis) and to support the Corporation’s incentive program anticipated for 2017, which we need in order to retain our executives and most talented employees.

The Board of Directors adopted the amendment that extends the term of the Plan because it believes that the Plan has been an important part of its compensation program and amendment of the Plan to extend the term at this time is consistent with the amendment to increase the number of shares of Common Stock available for issuance under the Plan. The Plan, as approved by stockholders in 2011, is scheduled to expire on March 13, 2018.

Reasons for Request for Re-Approval of the Performance Goals

The Board of Directors believes that it is in the best interests of the Corporation and its stockholders for the Plan to provide for awards that can qualify for deductibility by the Corporation for U.S. federal income tax purposes to the extent that the Corporation is subject to U.S. federal income tax requirements. Accordingly, the Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to the $1,000,000 deductibility cap under Section 162(m) of the U.S. Code (“Section 162(m)”), however, there can be no guarantee that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for a U.S. company to deduct compensation in excess of $1,000,000 paid in any one year to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) a description of the business criteria on which the performance goal is based, (ii) the employees eligible to receive compensation, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards available for issuance under the Plan, each of these aspects is discussed below.

By approving this Proposal, the Corporation will be able to grant performance-based equity awards that will qualify as “performance-based” compensation under Section 162(m) and will be able to deduct that compensation to the extent that it is subject to U.S. federal income taxes.

Description of the Plan

The following summary describes the material features of the Plan, as amended and restated. This summary is qualified in its entirety by the terms of the Plan, as amended and restated. A copy of the Plan, as amended and restated, is attached as Appendix A to this Proxy Statement. Awards under the Plan must comply with the terms of the Plan as well as the restrictions applicable to the Corporation as a result of the Treasury’s investment in the Corporation.

Purpose

The purpose of the Plan is to provide long-term incentive compensation benefits to Corporation employees and directors and to assist the Board of Directors and management in the attraction and recruitment of qualified officers and directors to serve the Corporation and its subsidiaries.

Eligibility

Selected employees, officers and directors of the Corporation and its affiliates may receive an award under the Plan. All employees (approximately 2,500 as of March 16, 2016) and all non-employee directors (eight as of as of March 16, 2016) were eligible to be selected by the Compensation and Benefits Committee (the “Compensation Committee”) to receive awards under the Plan.

Administration

The Plan is administered by the Compensation Committee, which may issue rules and regulations to administer the Plan.

Subject to the terms of the Plan and applicable law, the Board of Directors, upon receiving the relevant recommendations of the Compensation Committee, may: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) awards; (iv) determine the terms and conditions of any award; (v) adopt the form of award agreements; (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, or other awards, or canceled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, resolve any omission or reconcile any inconsistency in or between the Plan and an award agreement; (viii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards, and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board of Directors; (ix) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Board of Directors deems necessary or desirable for the administration of the Plan.

Number of Shares Available for Issuance, Award Limits and Adjustments

Assuming approval of this proposal, the Plan would increase the number of shares that may be awarded thereunder by 6,000,000 shares (subject to adjustment as provided in the Plan and as described below). As of April 12, 2016, as noted above, 1,440,464 shares remain available for grants of new awards under the Plan. Accordingly, as amended, the Plan would authorize the issuance of 7,482,132 shares (subject to reduction for shares of Common Stock issued between April 12, 2016 and May 24, 2016). Any award that terminates prior to the issuance of shares of Common Stock will become available again for future Plan awards. Shares of Common Stock underlying awards settled in cash or forfeited and outstanding awards that are assumed or replaced by awards under the Plan in connection with an acquisition will not reduce the number of shares of Common Stock available for issuance under the Plan.

Shares of Common Stock that are withheld from an award to pay the exercise price, shares of Common Stock that are withheld for purposes of withholding taxes related to the award, including Salary Stock, and shares of Common Stock not issued as a result of the exercise of an SAR will not be available for issuance as awards under the Plan.

Award Limits.    The maximum number of shares that can underlie options, stock appreciation rights or any award intended to qualify as a qualified performance-based award under Section 162(m) granted to any individual participant who is an employee in any fiscal year would remain unchanged from the current maximum of 1.5 million. The maximum number of shares that can underlie options, stock appreciation rights or any award intended to qualify as a qualified performance-based award under Section 162(m) granted to a director in any fiscal year must not exceed 750,000 shares. The maximum amount of any cash-based award is $2 million, whether or not the cash-based award is intended to qualify under Section 162(m).

Adjustments.    If certain corporate transactions or events occur, including a dividend, recapitalization, stock split, reverse stock split, reorganization, merger, or consolidation, the Compensation Committee, in order to prevent diminution or enlargement of the benefits or potential benefits under the Plan, will equitably adjust (i) the number and type of shares of Common Stock (or other securities) which thereafter may be granted under the Plan, including the aggregate and individual limits specified above; (ii) the number and type of shares of Common Stock (or other securities) subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award. Any such adjustment must meet the requirements of Section 409A of the U.S. Code, if applicable.

Types of Awards

The Plan authorizes the grant of: (1) incentive stock options, qualified stock options, and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock and restricted stock units; (4) performance shares; and (5) other stock-based awards.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The Board of Directors, upon the recommendations of the Compensation Committee, may grant incentive stock options (“ISOs”), qualified stock options (“QSOs”), and nonqualified stock options (together, with ISOs and QSOs, “options”). The maximum number of shares of Common Stock that may be subject to the grant of ISOs or QSOs will be the same number as the number of shares that will be authorized for issuance under the Plan, if Proposal No. 2 is approved. Approval of this Proposal No. 2 will enable the Corporation to issue Awards, including ISOs and QSOs, until May 24, 2026, the expiration date of the Plan, as amended. ISOs, QSOs and nonqualified options are subject to different tax treatment, as described under “Tax Information” below. The exercise price of options granted under the Plan must be at least equal to the fair market value of the Common Stock on the date the award is granted to a participant. At least 95% of each Option must not vest any sooner than one year following the date of grant. The Board of Directors will fix the term of each option, but options granted under the Plan will not be exercisable more than ten years after the date the option is granted. Each option will vest and become exercisable at such time or times as determined by the Board of Directors. Options may be exercised, in whole or in part, by payment in full of the purchase price in one, or a combination of, the following forms of payment, as may be permitted by the Compensation Committee, in its discretion: cash or check; the delivery of Common Stock already owned by the participant for at least six months prior to such delivery; the withholding of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; or broker-assisted cashless exercise.

Stock Appreciation Rights.    A stock appreciation right (“SAR”) is a contractual right granted to the participant to receive, in cash, Common Stock or some combination thereof, an amount equal to the appreciation of one share of Common Stock from the date of grant. The Board of Directors, upon the recommendations of the Compensation Committee, may grant SARs. SARs may be granted as freestanding awards or in tandem with other types of grants. SARs granted in tandem with options will be substantially identical to the terms and conditions applicable to the tandem options, and freestanding SARs will be substantially identical to the terms and conditions that would have been applicable were the grant of the SARs a grant of options. At least 95% of each SAR must not vest any sooner than one year following the date of grant. SARs that are granted in tandem with an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares. Each SAR will be evidenced by an award agreement which includes the terms and conditions recommended by the Compensation Committee.

Restricted Stock and Restricted Stock Units.    The Board of Directors, upon the recommendations of the Compensation Committee, may grant shares of restricted stock and/or restricted stock units. The conditions that must be satisfied before the grant will become effective and the conditions, if any, under which the award will be forfeited or become vested, including performance goals, if any, that must be achieved as a condition to vesting, will be determined by the Compensation Committee and will be set forth in an award agreement. Unless otherwise stated in the award agreement, participants holding restricted stock or restricted stock units will have rights to dividends or dividend equivalents, as applicable, during the restriction period. Such dividends or dividend equivalents will accrue during the restriction period and become payable when the restrictions lapse.

Performance Shares.    The Board of Directors, upon the recommendations of the Compensation Committee, may grant performance shares. Performance shares represent the right of a participant to receive shares of Common Stock (or their cash equivalent) at a future date upon the achievement of performance goals established by the Compensation Committee. Performance shares may include the right to receive dividend equivalents. The amendment to the Plan would revise the timing of the receipt of any dividend equivalents. The amendment provides that any dividend equivalents would only be paid upon achievement of the performance goals.

Other Stock-Based Awards or Cash-Based Awards.    The Board of Directors, upon the recommendations of the Compensation Committee, may grant other stock-based awards and cash-based awards. Other stock-based awards are any other type of equity-based or equity-related award not otherwise described above (including the award or offer for sale of unrestricted shares) in such amount and subject to such terms and conditions as the Compensation Committee shall determine. Other stock-based awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Other cash-based awards, payable in cash, may also be granted under the Plan, subject to a maximum of $2 million.

Qualified Performance-Based Awards.    The Board of Directors, upon the recommendations of the Compensation Committee, may determine whether an award is to qualify as performance-based compensation (as described in Section 162(m) of the U.S. Code).

If the award is intended to qualify as “qualified performance-based compensation” under Section 162(m), to the extent required by Section 162(m), the award must be conditioned solely on the achievement of one or more objective performance goals established by the Compensation Committee, within the time period prescribed by Section 162(m), and must otherwise comply with the requirements of Section 162(m). The performance goals selected by the Compensation Committee may be based on the achievement of specified levels of one, or any combination, of the following performance criteria: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) operating profit; (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return on assets; (vii) return on capital; (viii) return on stockholders’ equity; (ix) return on sales; (x) gross or net profit or operating margin; (xi) costs; (xii) funds from operations; (xiii) expense; (xiv) working capital; (xv) earnings per share of Common Stock; (xvi) price per share of Common Stock; (xvii) regulatory ratings; (xviii) market share; (xix) growth in loans and/or other assets; (xx) growth in deposits; (xxi) various measures of credit quality; (xxii) customer satisfaction, based on specified objective goals or a Corporation-sponsored customer survey; (xxiii) employee satisfaction, based on specified objective goals or a Corporation-sponsored employee survey; (xxiv) economic value added measurements; (xxv) market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; (xxvi) total stockholder return; or (xxvii) increase in stock price; any of these criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

The Compensation Committee or the Board, upon receiving the relevant recommendations from the Compensation Committee, if the award is intended to qualify as “qualified performance-based compensation” under Section 162(m), may, in its discretion, at the time of grant, specify in the award that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include any of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) non-cash valuation changes related to financial instruments accounted for at fair value; or (x) any other extraordinary item as the Compensation Committee (or the Board, as applicable) may consider appropriate.

The performance goal to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made pursuant to any award intended to qualify as “performance-based compensation” under Section 162(m) will be determined by the Compensation Committee. The Compensation Committee may decrease the amount payable pursuant to an award under the Plan that is intended to qualify as “performance-based compensation” under Section 162(m); however, the Compensation Committee may not increase the amount.

Termination of Employment; Change in Control

The Plan provides the following treatment of outstanding vested and unvested awards if a participant’s employment or service is terminated:

Death or Disability.    In the event a participant dies while in the employ or service of the Corporation, or if the employment or service of a participant is terminated by reason of disability, any awards held by the participant other than performance-based awards will vest and may be exercised, as the case may be, by the participant (or his estate or beneficiary, in the case of death), within one year from the date of termination or, if shorter, the remaining term of the award.

Retirement or Change in Control.    In the event that a participant’s employment or service is terminated by reason of retirement, or if a participant is involuntarily terminated within one year after a change in control, any awards held by the participant other than performance-based awards will vest and may be exercised, as the case may be, within four months following the date of termination or, if shorter, the remaining term of the award. In addition, upon a change in control, a performance-based Award may only vest to the extent that relevant performance conditions have been achieved or on a pro-rated basis and time-vested awards may only be accelerated to the extent not assumed by a successor entity.

For Cause or Other Voluntary Termination.    In the event a participant’s employment or service is terminated by the Corporation or any affiliate for cause, or if a participant voluntarily terminates employment (other than in connection with retirement or a change in control), any awards held by such participant that have not been exercised or that have not vested will be forfeited, other than performance-based awards, and cancelled upon such termination.

Other Termination Events.    In the event a participant’s employment or service is terminated for any other reason, vested awards held by the participant that have not been exercised, other than performance-based awards, may be exercised within 90 days following the date of termination or, if shorter, the remaining term of the award; any awards that are not exercisable at the time of termination will be canceled upon such termination.

The Board of Directors, upon the recommendation of the Compensation Committee, may accelerate the vesting of any award held by a participant upon termination of employment except that any acceleration of an Option or SAR must still comply with the requirement that at least 95% of the Option or SAR not vest any sooner than one year following the date of grant. The award agreement for any performance-based award will address the treatment of the award upon a change in control or termination for any reason.

Transferability

Plan awards may not be assigned or transferred other than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that may be exercisable must be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative.

No Repricing of Options or SARs

The Board of Directors may not reprice any outstanding option or SAR, nor may the Board of Directors amend the Plan to permit repricing of options or SARs, without stockholder approval. The term “repricing” refers to amendments designed to reduce the exercise price of outstanding stock options or the base amount of outstanding SARs or the cancellation or substitution of outstanding stock options or SARs in exchange for other awards or stock options or SARs with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original award or the cash buyout of outstanding stock options or SARs, which has the effect of reducing the exercise price of such Awards. Adjustments to the exercise price or number of shares of Common Stock subject to an option or SAR to reflect the effects of a stock split or other corporate transaction will not constitute “repricing.”

Clawback Requirement

In addition to the recovery or “clawback” mechanism to which each of the Corporation’s Named Executive Officers and the next twenty (20) most highly-compensation employees agreed by signing an acknowledgement under which they agree to return to the Corporation any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics, the Plan provides that the Plan and any Awards made under the Plan will be subject to final regulations under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act providing for the recoupment of certain incentive awards in the event of a restatement of the Corporation’s financial statement.

Term, Termination and Amendment

If this Proposal is approved by stockholders at the Annual Meeting, the Plan, as so amended and restated, will terminate on May 24, 2026. If, however, this Proposal is not approved by stockholders at the Annual Meeting, then the Plan as currently in effect (prior to the Board of Director’s approval of the amendments subject to stockholder approval) will continue to exist and operate according to all of its current terms and conditions and will expire on March 13, 2018, unless sooner terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the Plan at any time and from time to time, provided that any amendment that would: (i) increase the total number of shares available for issuance under the Plan; (ii) lower the minimum exercise price at which an option (or the base price of a SAR) may be granted; (iii) change the award limits with respect to ISOs or awards intended to qualify as qualified-performance based awards under Section 162(m); or (iv) require stockholder approval under NYSE rules, will be subject to the approval of the Corporation’s stockholders. No amendment or termination of the Plan may in any manner adversely affect any award previously granted under the Plan without the consent of the participant holding such award.

Absent stockholder approval of the Proposal, no award intended to qualify as performance-based compensation under Section 162(m) of the U.S. Code may be granted under the Plan after May 24, 2021.

Withholding Obligations

The Corporation and any affiliate have the right to require the recipient to pay the Corporation (or the affiliate) an amount necessary for the Corporation (or the affiliate) to satisfy its withholding and other tax obligations with respect to any award. As permitted by applicable law, the Corporation may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy the Corporation’s withholding obligation with respect to awards paid in Common Stock by having shares withheld, at the time the awards become taxable, provided that the number of shares of Common Stock withheld does not exceed the minimum applicable statutory withholding requirements.

Tax Information

The following is a general summary, as of the date of this proxy statement, of the Puerto Rico and U.S. federal income tax consequences that affect participants and the Corporation of awards under the Plan. This summary is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

Puerto Rico Tax Consequences

Qualified Stock Options.    A recipient of a QSO will not recognize income at the time of the grant or exercise of an option. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of the QSO, the participant generally will have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than one year after the date the QSO is exercised. The long-term or short-term capital gain or loss will be determined by the difference between the amount realized on the disposition of such shares and the tax basis in such shares, which, in general, is the amount paid for exercise of the options. The Corporation will not be entitled to a tax deduction in connection with the grant, exercise or disposition by the participant of the QSO.

Nonqualified Stock Options. With respect to nonqualified stock options, a participant will recognize ordinary income, subject to tax withholding, at the time of grant of the nonqualified stock options if the option is transferable, not subject to substantial risk of forfeiture and has a readily ascertainable value. The amount of ordinary income that the participant will recognize in this case will be equal to the excess of the fair market value of the nonqualified stock option at the time of grant over the participant’s cost, if any, and the same amount is deductible by the Corporation. If the nonqualified stock option is not transferable, is subject to substantial risk of forfeiture or has no readily ascertainable value, a participant will not recognize income at the time of grant of the nonqualified stock option but will generally recognize ordinary income, subject to tax withholding, at the time the participant exercises the nonqualified stock option and the shares of stock acquired upon such exercise are transferable without restrictions. The amount of ordinary income that will be recognized by the participant in this latter case is determined by the difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price. The Corporation will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the participant.

Stock Appreciation Rights.    The grant of an SAR will not cause the participant to recognize income or entitle the Corporation to a deduction for Puerto Rico income tax purposes. Upon the exercise of an SAR, the participant will recognize income in the amount of the cash or value of shares payable to the participant on the exercise date, and the Corporation will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the participant.

Stock and Stock Unit Awards.    The Puerto Rico tax consequences with respect to restricted stock, restricted stock units, performance shares and other stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by the Corporation.

If the awards granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by the Corporation.

U.S. Federal Tax Consequences

The federal tax consequences to participants depend on whether the participant resides in Puerto Rico, as described below.

Residents of Puerto Rico.

Recipients of options, SARs or grants of restricted stock, restricted stock units, performance shares and other stock-based awards, who perform services for the Corporation or its subsidiaries in Puerto Rico and are residents of Puerto Rico without interruption during the entire taxable years the services are performed and the taxable year in which the award would result in the recognition of taxable income but for the recipient’s residency in Puerto Rico at that time, will not have any gross income for federal income tax purposes with respect to (1) the grant or the exercise of options or SARs or (2) the grant of, or payment of, or transfer with respect to, restricted stock, restricted stock units, performance shares and other stock-based awards.

U.S. Residents and Persons Performing Services in the United States.

Incentive Stock Options.    Generally, a participant who is subject to U.S. tax laws will not recognize taxable income upon grant or exercise of an ISO and the Corporation and its subsidiaries will not be entitled to any tax deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the participant must hold the shares upon exercise of an ISO for at least two years after the date of grant and for at least one year after the exercise of the option, and the participant must be an employee of the Corporation or its subsidiaries since the date the ISO is granted through three months before the date of exercise. If the participant meets these criteria upon a disposition of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as a long-term capital gain or loss.

Noncompliance with the minimum holding and employment periods will result in a disqualified disposition of the option and the participant will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of any gain realized upon disposition will result in a long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. Subject to any limitations imposed by Section 162(m) of the U.S. Code, for federal income tax purposes the Corporation and its subsidiaries will be allowed a tax deduction to the extent the participant recognized ordinary income.

QSOs granted under the Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the U.S. Code.

Nonqualified Stock Options.    In general, a participant who is subject to U.S. tax laws to whom a nonqualified stock option is granted, will recognize ordinary income, subject to tax withholding, at the time of grant of the nonqualified stock options if the option is transferable or not subject to substantial risk of forfeiture and has a readily ascertainable value. The amount of ordinary income that the participant will recognize in this case will be equal to the excess of the fair market value of the nonqualified stock option at the time of grant over the participant’s cost, if any, and the same amount is deductible by the Corporation. If the nonqualified stock option is not transferable and is subject to substantial risk of forfeiture or has no readily ascertainable value, a participant will not recognize income at the time of grant of the nonqualified stock option but will generally recognize ordinary income, subject to tax withholding, at the time the participant exercises the nonqualified stock option and the shares of stock acquired upon such exercise are transferable without restrictions. The amount of ordinary income that will be recognized by the participant in this latter case is determined by the difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price. The Corporation and its subsidiaries will be allowed a tax deduction to the extent the participant recognized ordinary income, assuming that a deduction is allowed under Section 162(m) of the U.S. Code.

Stock Appreciation Rights.    The grant of an SAR will not cause a participant to recognize income or entitle the Corporation to a deduction for federal income tax purposes. Upon the exercise of an SAR, a participant who is subject to U.S. tax laws will recognize income in the amount of the cash or value of shares payable to the participant on the exercise date. The Corporation and its subsidiaries will be allowed a tax deduction to the extent the participant recognized ordinary income, assuming that a deduction is allowed under Section 162(m) of the U.S. Code.

Stock and Stock Unit Awards.    The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and other stock unit and stock-based awards granted to a participant who is subject to U.S. tax laws depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by the Corporation, assuming that a deduction is allowed under Section 162(m) of the U.S. Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the U.S. Code, can accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the Corporation’s deduction will be measured and timed as of the grant date of the awards.

If the awards granted to a participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by the Corporation, assuming that a deduction is allowed under Section 162(m) of the U.S. Code.

Section 162(m) of the U.S. Code.    Pursuant to Section 162(m) of the U.S. Code, the annual compensation paid to an individual, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the U.S. Code. The Plan has been designed to permit awards to qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the U.S. Code.

Section 409A of the U.S. Code.    A grant to a person subject to U.S. tax laws may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the U.S. Code and the requirements of Section 409A of the U.S. Code are not satisfied.

Other Information

All awards made under the Plan are discretionary. The benefits and amounts that will be received by or allocated to any person under the Plan are not determinable at this time. Information regarding equity awards held by the Named Executive Officers at December 31, 2015 is provided in the Outstanding Equity Awards at Fiscal Year-End table herein. The restricted stock holdings of the Corporation’s non-employee directors as of December 31, 2015 are set forth under “Compensation of Directors.”

The closing price of the Common Stock, as reported on the NYSE on March 30, 2016, was $2.92 per share.

Required Vote

Approval of this Proposal No. 2 regarding the Plan, as amended, requires the affirmative vote of a majority of votes cast on the Proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN, AS AMENDED.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the number of outstanding awards and securities remaining available for future issuance under the Plan as of December 31, 2015.

Plan category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, warrants and rights		(b) Weighted Average Exercise Price of Outstanding Options, warrants and rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	69,848	(1)	$160.30	3,478,442
Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	69,848		$160.30	3,478,442

(1)	Stock options granted under the 1997 stock option plan, which expired on January 21, 2007. All outstanding awards under the 1997 stock option plan continue in full force and effect, subject to their original terms and the shares of common stock underlying the options are subject to adjustments for stock splits, reorganization and other similar events.

PROPOSAL NO. 3

NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

Section 111(e) of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, imposes a number of requirements on financial institutions, such as the Corporation, which received an investment under TARP from the U.S. Treasury. ARRA requires recipients of TARP financial assistance to seek a separate, non-binding stockholder vote to approve the compensation of the Named Executive Officers at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding. Because this stockholder vote is advisory, it is not binding upon the Board and will not be construed as overruling any decision by the Board. However, the Compensation Committee takes into account the outcome of the vote when considering future executive compensation arrangements. The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officers’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The Proxy Statement discloses all material information regarding the compensation of the Corporation’s Named Executive Officers so that stockholders can evaluate the Corporation’s approach to compensating its executives. The Compensation Committee continually monitors executive compensation programs in order to recommend to the Board changes that are consistent with the restrictions imposed on recipients of TARP financial assistance and that reflect best practices in the market, as well as general economic, regulatory and legislative developments affecting executive compensation. The Corporation’s compensation policies and procedures are designed to promote a performance-based culture by providing for higher pay for superior performance and to align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary and excessive risks. Although certain incentive payments are prohibited by TARP, the Corporation continues to seek to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders.

In 2015, the Compensation Committee, with the assistance of Pearl Meyer & Partners (“Pearl Meyer”), its compensation consultant, performed an analysis of the Corporation’s executive compensation structure. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within a range of the 50th to the 75th percentile of the compensation paid for similar positions by the 2015 peer group with differences between the Named Executive Officers within that range based upon corporate and individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assessed competitiveness of the position and recruiting pressures, which could potentially threaten the ability of the Corporation to attract and retain key executives. As a result of its analysis, on March 20, 2015, the independent members of the Board, in response to the Compensation Committee’s recommendations, approved (i) an increase in the cash amount of base salary paid to Mrs. Nayda Rivera; (ii) increases in the size of the Common Stock component of base salary (“salary stock”) paid to each Named Executive Officer; and (iii) grants of TARP-compliant restricted stock to each Named Executive Officer.

As a result, each of the Named Executive Officers’ 2015 salary in cash and stock and restricted stock awards were the following, as compared to 2014:

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary	Restricted Stock	Total Direct Compensation
Aurelio Alemán President and Chief Executive Officer	2015	$880,000	$880,000	$1,760,000	$880,000	$2,640,000
	2014	$880,000	$600,000	$1,480,000	$740,000	$2,220,000
Orlando Berges Executive Vice President and Chief Financial Officer	2015	$600,000	$320,000	$920,000	$460,000	$1,380,000
	2014	$600,000	$200,000	$800,000	$400,000	$1,200,000
Calixto García-Vélez Executive Vice President and Florida Region Executive	2015	$550,000	$230,000	$780,000	$390,000	$1,170,000
	2014	$550,000	$175,000	$725,000	$363,000	$1,088,000
Lawrence Odell Executive Vice President, General Counsel and Secretary of the Board of Directors	2015	$550,000	$120,000	$670,000	$300,000	$970,000
	2014	$550,000	$75,000	$625,000	$313,000	$938,000
Nayda Rivera Executive Vice President and Chief Risk Officer	2015	$425,000	$250,000	$675,000	$300,000	$975,000
	2014	$400,000	$150,000	$550,000	$275,000	$825,000

The restricted stock awards made on March 20, 2015 were granted under the First BanCorp 2008 Omnibus Incentive Plan, as amended. The shares of restricted stock will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Once initially vested, however, the shares are subject to transferability restrictions contingent on the repayment of TARP as required by the EESA, as amended by ARRA (the “Transferability Restrictions”). The Transferability Restrictions terminate in 25% increments based on the recovery by the U.S. Treasury of their original investment in the Corporation (e.g., when at least 25% of TRAP assistance is recovered, 25% of the vested shares become transferable). Given the Transferability Restrictions, which could result in the forfeiture of certain of the additional shares awarded to the extent the U.S. Treasury does not recover the full amount of its original investment, the number of freely transferrable shares that the Named Executive Officers will receive will not be known until the U.S. Treasury has sold all of its investment in the Corporation; if the U.S. Treasury had sold all of its shares of Common Stock on December 31, 2015, only 50% of the shares granted to the Named Executive Officers would have become freely transferable and the remaining 50% would have been forfeited.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the Named Executive Officers’ compensation disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and narrative included in this Proxy Statement for the 2016 Annual Meeting of Stockholders.

At the 2015 Annual Meeting of Stockholders, the 2014 compensation of the Corporation’s Named Executive Officers was approved by approximately 88% of the votes cast. The Board and the Compensation Committee considered this approval rate in making the 2015 pay decisions for the Named Executive Officers.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAMED EXECUTIVE OFFICERS’ COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Background of the Proposal

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The Audit Committee selected the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2016. While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation, By-Laws or otherwise, the Board is submitting the appointment of KPMG to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote, among other factors, in determining whether to appoint KPMG in the future. KPMG will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2015 with management and KPMG LLP, the Corporation’s independent registered public accounting firm. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These discussions and considerations, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and the representations made by management that the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

This report is provided by the members of the Audit Committee:

Juan Acosta Reboyras (Chairman)

Luz A. Crespo

Roberto Herencia

David I. Matson

José Menéndez-Cortada

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by KPMG LLP for the years ended December 31, 2015 and December 31, 2014 were $3,001,770 and $2,631,800, respectively, distributed as follows:

•

Audit Fees:    $2,771,376 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2015 and $2,381,150 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2014.

•	Audit-Related Fees: $50,000 in each of 2015 and 2014 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: none in 2014 and 2013.

•

All Other Fees:    $178,744 in 2015 and $199,000 in 2014 related to model validation services and $1,650 in each of 2015 and 2014 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services or any increases in the fees agreed to in such negotiation are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s executive compensation program, the process for determining executive officer compensation, and the elements of the compensation of the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (referred to throughout this proxy statement as the “Named Executive Officers”).

The executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual goals and performance objectives relevant to the CEO’s and other executive officers’ compensation. The Compensation Committee is also responsible for evaluating and recommending to the Board the amounts of base salaries, annual incentives and long-term equity incentive awards for the CEO and other Named Executive Officers, other executive vice presidents and other selected officers of the Corporation.

Executive Summary

The Corporation is a TARP participant and subject to certain executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations promulgated thereunder. Since the Corporation’s issuance of equity to the U.S. Treasury in 2009, the U.S. Treasury’s investment in the Corporation’s Common Stock has declined from the 32.9 million shares it received upon the conversion of its 424,174 shares of the Corporation’s fixed rate, Cumulative Mandatorily convertible Preferred Stock, Series G, in October 2011 to 10,291,553 shares of Common Stock, or approximately 4.8%, that it held as of March 30, 2016, excluding the shares underlying the U.S. Treasury’s warrant. The Corporation is subject to the executive compensation restrictions for as long as the U.S. Treasury owns any of the Corporation’s securities, including the warrant.

In 2015, all of the Named Executive Officers were subject to the executive compensation restrictions and the Compensation Committee reviewed the compensation paid to the Named Executive Officers in order to ensure that it was delivering a compensation package that serves the business objectives of the Corporation and is consistent with the Corporation’s compensation philosophy, while complying with the TARP-related executive compensation restrictions. The Compensation Committee considered various factors, including comparative compensation data for peer companies, the Corporation’s performance, and the individual performance of each of the Named Executive Officers. As a result of this review, and as explained in more detail below, in March 2015, the Compensation Committee recommended, and the independent members of the Board approved, (i) an increase to the cash amount of base salary paid to Mrs. Rivera; (ii) increases in the issuance of Salary Stock to each of the Named Executive Officers; and (iii) grants of TARP-compliant restricted stock to each of the Named Executive Officers.

Executive Compensation Policy

The Corporation has in place an executive compensation structure designed to help retain, motivate, reward and attract highly qualified executives. The compensation program is designed to fairly reflect, in the judgment of the Compensation Committee, the Corporation’s performance, and the responsibilities and personal performance of the individual executives, while assuring that the compensation program reflects principles of sound risk management and performance metrics consistent with long-term contributions to sustained profitability, as well as fidelity to expected values and conduct. To support those goals, the Corporation’s policy prior to the Corporation’s participation in TARP was to provide our Named Executive Officers with a competitive base salary, an annual incentive, a long-term equity incentive and other fringe benefits. Currently, Named Executive Officers’ pay opportunities have been significantly reduced and the short-term incentive component has not been paid since 2009 for those executives covered by TARP restrictions.

The executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations thereunder, as well as under U.S. regulations and under the agreement pursuant to which the Corporation sold preferred stock to the U.S. Treasury, apply to what the U.S. Treasury refers to as the Corporation’s Senior Executive Officers, which include our Named Executive Officers. As a result of these restrictions, the Corporation:

•

Must prohibit the payment or accrual of any bonus payments to the Corporation’s Named Executive Officers and the ten (10) next most highly-compensated employees (“MHCEs”), except for long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date and (iii) the grant must be subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds, the Transferability Restriction.

•	Cannot make any “golden parachute payments” to its Named Executive Officers or the next five MHCEs.

•

Must require that any bonus, incentive and retention amounts paid made to the Named Executive Officers and the next 20 MHCEs are subject to recovery if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•	Must prohibit any compensation plan that would encourage manipulation of reported earnings.

•

At least every six months, the Compensation Committee must discuss, evaluate and review with the senior risk officers any risks (including long-term and short-term risks) that could threaten the value of the Corporation.

•

Must make annual disclosures to the U.S. Treasury of, among other information, perquisites whose total value during the year exceeds $25,000 for any of the Named Executive Officers or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to Named Executive Officers and the next ten (10) MHCEs are prohibited during the TARP period.

•

Employment agreements were amended to provide that benefits to the executives must be construed and interpreted at all times when the U.S. Treasury maintains any debt or equity investment in the Corporation in a manner consistent with EESA and ARRA, and all such agreements are deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by EESA and ARRA.

•	The change of control provisions previously applicable to Named Executive Officers and the next five (5) MHCEs are suspended during the TARP period.

•

A recovery or “clawback” acknowledgment has been signed by each of the Named Executive Officers and the next twenty (20) MHCEs under which they agree to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

Once the U.S. Treasury is no longer a security holder, the Compensation Committee expects to re-evaluate base salaries and annual and long-term incentive programs to ensure that they more fully align strategically with the needs of the business and the competitive market at that time.

In addition, if Proposal No. 2 is adopted, the Plan will provide that the Plan and any Awards made under the Plan will be subject to final regulations under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act providing for the recoupment of certain incentive awards in the event of a restatement of the Corporation’s financial statement.

Pay for Performance

The Corporation has a performance-oriented executive compensation program that is designed to support its corporate strategic goals, including earnings growth and stockholder value appreciation. The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk, so that the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Given TARP restrictions, the Corporation’s ability to pay certain performance incentives is limited. Specifically, as noted above, the restrictions prohibit the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. Nevertheless, despite our being subject to TARP restrictions, we continue to strive to align pay and performance within these guidelines. For example, the process of establishing annual goals for our Named Executive Officers and measuring against those goals is still maintained and achievement of such goals is taken into account in determining any salary increases and restricted stock awards although no bonus payments are paid as a result of goal achievement. Our programs and pay decisions are designed to focus our Named Executive Officers on certain strategic value levels established by the Corporation, while aligning their interests with those of our stockholders through stock-based compensation.

Market Competitiveness

Historically, the Corporation targeted total compensation, including base salaries, annual target incentive opportunities, and long-term target incentive opportunities, including equity-based incentives, at the

75th percentile of compensation paid by publicly-held peer companies. In 2015, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within the 50th and the 75th percentile range of the comparative compensation data with individual decisions within that range based upon the Corporation’s performance, individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assesses competitiveness of the position and recruiting pressures, which potentially may threaten the ability to attract and retain key executives. The Compensation Committee will exercise its discretion in adjusting compensation as necessary and appropriate to ensure an effective and stable management team.

The Compensation Committee does not have a stated policy regarding the ratio of compensation paid to the CEO relative to the other Named Executive Officers or other employees. In making pay determinations, the Compensation Committee considers the level and mix of compensation paid to the Named Executive Officers relative to the Compensation Committee’s compensation philosophy, the data provided by its compensation consultant and the individual factors mentioned above. We will continue to monitor market competitive levels and, if permissible under our agreement with the U.S. Treasury, the Compensation Committee will make adjustments as appropriate to align executive officer pay with our stated pay philosophy and desire to drive a strong performance oriented culture.

Compensation Review Process

The Compensation Committee typically reviews and makes compensation recommendations to the independent Board members for the CEO, the other Named Executive Officers, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of each executive as it relates to the accomplishment of the goals and performance objectives set forth for the executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

Role of the Compensation Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews, including market competition assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. Pearl Meyer has been the Compensation Committee’s executive compensation consultant since February 2013.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Corporation by Pearl Meyer; (ii) the amount of fees paid by the Company to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Corporation; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Corporation owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflict of interest.

Benchmarking and Compensation Analysis

During the first months of 2015, Pearl Meyer reviewed the results of surveys of executive compensation practices to provide representative market information in evaluating the competitiveness of the Corporation’s then-current compensation structure and assisted the Corporation in identifying a peer group for a comprehensive analysis that compared financial results and compensation data for a group of publicly-held peer companies. The companies were selected based on similar criteria, including, but not limited to, a common industry, market capitalization, and business mix. The majority of the peers were focused on commercial and consumer/retail banking, and had similar head count and financial and geographic criteria. The Compensation Committee evaluated the peer group periodically, with Pearl Meyer’s assistance, to assure that the identified peers remain pertinent to the Corporation.

For fiscal year 2015, Pearl Meyer used the same proxy peer group as for its analysis in 2014, consisting of the following 24 U.S. and Puerto Rico regional banks and thrift and mortgage finance companies with total 2013 year-end assets of between $8.2 and $35.7 billion (median assets of $16.5 billion):

Popular, Inc.	Valley National Bancorp
BOK Financial Corporation	IBERIABANK Corporation
Synovus Financial Corp.	BancorpSouth, Inc.
First Horizon National Corporation	F.N.B. Corporation
Associated Banc-Corp	International Bancshares Corporation
Cullen/Frost Bankers, Inc.	Trustmark Corporation
Webster Financial Corporation	Texas Capital Bancshares, Inc.
Hancock Holding Company	Old National Bancorp
Susquehanna Bancshares, Inc.	Doral Financial Corporation
TCF Financial Corporation	First Midwest Bancorp, Inc.
Fulton Financial Corporation	United Bankshares, Inc.
Prosperity Bancshares, Inc.	OFG Bancorp

Elements of Executive Compensation

The elements of the Corporation’s regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified below:

•	Base salary

•	Annual incentives

•	Long-term equity incentives

•	Other compensation

Each element of the compensation structure is intended to support and promote the following results and behavior:

•	Reward for strong performance;

•	Attract and retain the talent needed to execute our strategy and ultimately deliver value to stockholders; and

•	Deliver a compensation package that is competitive with the market and commensurate with the performance delivered.

Base Salary

Base salary is the basic element of direct compensation, designed to reward an individual’s performance and level of experience. In setting base salary amounts, independent members of the Board take into consideration the experience, skills, knowledge and responsibilities required of each of the Named Executive Officers in his/her roles, the individual’s achievement of pre-determined goals and objectives, the Corporation’s performance, and marketplace salary data to help ensure that base salaries of the Corporation’s Named Executive Officers are competitive with the base salaries of comparable executive officers in peer group companies. The Board seeks to maintain base salaries that are competitive with the marketplace to allow it to attract and retain executive talent.

The Compensation Committee considered the comparative compensation information for the 2015 peer group in its March 2015 decision to increase the total base salary amounts paid to each of the Named Executive Officers to amounts equivalent to the salaries paid at the 50% level of the salary amounts paid for similar positions by the 2015 peer group. As a result of these decisions, the Named Executive Officers’ base salary levels in 2015 are better aligned with the base salary of the equivalent officers at the 2015 peer group. The Compensation Committee believed that the salary adjustments were critical to retaining our Named Executive Officers and ensuring continuity of a management team that has been working on the critical task of improving the Corporation’s financial results and long-term profitability. The Compensation Committee will periodically assess the competitiveness of its executive compensation structure through internal research and external studies conducted by its independent compensation consultant.

The Compensation Committee determined the ratio of cash base salary to Salary Stock based on its analysis of base salaries of executive officers in comparable positions at its peer companies. The base salary amounts in cash and salary stock paid to the Named Executive Officers for fiscal year 2015, as compared to 2014, are indicated in the table below.

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán President and Chief Executive Officer	2015	$880,000	$880,000	$1,760,000
	2014	$880,000	$600,000	$1,480,000

Orlando Berges Executive Vice President and Chief Financial Officer	2015	$600,000	$320,000	$920,000
	2014	$600,000	$200,000	$800,000

Calixto García-Vélez Executive Vice President and Florida Region Executive	2015	$550,000	$230,000	$780,000
	2014	$550,000	$175,000	$725,000

Lawrence Odell Executive Vice President, General Counsel and Secretary of the Board of Directors	2015	$550,000	$120,000	$670,000
	2014	$550,000	$75,000	$625,000

Nayda Rivera Executive Vice President and Chief Risk Officer	2015	$425,000	$250,000	$675,000
	2014	$400,000	$150,000	$550,000

(a)	The shares to be issued in connection with the salary stock are issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle.

In 2015, the Corporation issued 355,513 shares of Salary Stock to its Named Executive Officers and withheld from this amount 110,212 shares of Common Stock to cover employee payroll and income tax withholding liabilities; these shares are held as treasury shares. The Corporation paid any fractional share of salary stock that the Named Executive Officer was entitled to in cash.

Annual Incentive

The annual incentive element of the Corporation’s executive compensation program is designed to provide cash bonuses to executive officers who generate strong corporate financial performance, thereby linking the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria may include the achievement of objectives and goals that may not directly relate to financial matters, but relate to actions that would protect the financial soundness of the Corporation.

In light of the restrictions imposed under TARP, this component of compensation has been suspended during the TARP period with respect to our Named Executive Officers and the next ten (10) most highly compensated employees. Hence, no incentive bonus has been or will be earned or paid to our Named Executive Officers and the next ten (10) most highly compensated employees during such period, although Christmas bonuses, which are paid to all employees in nominal amounts, have been paid to also to the Named Executive Officers. Although, no payments are made for annual incentives, all the executives that are affected by the TARP restrictions continue to have goals established under the program. The reason for establishing these goals, which are consistent with our pay-for-performance philosophy, is to set expectations, to measure performance, and to have a basis for changes to executives’ compensation that are not prohibited by the executive compensation restrictions.

Long-Term Equity Incentive

The long-term equity incentive executive compensation structure approved by the Board provides a variable pay opportunity for long-term performance through restricted stock grants designed to reward overall corporate performance. The award is intended to align the interests of the Named Executive Officers more directly to the interests of stockholders and is an important retention tool for the Corporation. Although TARP has limited the size of long-term target awards for the Corporation’s Named Executive Officers and requires such awards to be in restricted stock, the Compensation Committee continues to consider the performance and contribution of each Named Executive Officer to the strategic objectives of the Corporation to determine the amounts of these awards. In accordance with TARP limitations, the Named Executive Officers were eligible for a long-term restricted stock grant of up to one-third of their total annual compensation.

Effective March 20, 2015, the independent members of the Board approved grants of restricted stock under the First BanCorp. 2008 Omnibus Incentive Plan, as amended, to the Named Executive Officers. The peer data also was considered in determining the sizes of the restricted stock awards made to each Named Executive Officer. These shares of restricted stock will vest as follows, subject to the Transferability Restrictions: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Given the Transferability Restrictions, which, as explained above, could result in the forfeiture of certain of the shares awarded, the number of shares to be eventually transferred to the Named Executive Officers will not be known until the U.S. Treasury has sold all of its investment in the Corporation; if the U.S. Treasury had sold all of its shares of Common Stock on December 31, 2015, only 50% of the shares granted to the Named Executive Officers would have become freely transferable and the remaining 50% would have been forfeited.

The Named Executive Officers were granted the following restricted stock awards in 2015:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded(a)
Aurelio Alemán, President and Chief Executive Officer	138,364	$879,995
Orlando Berges, Executive Vice President and Chief Financial Officer	72,327	$460,000
Calixto García-Vélez, Executive Vice President	61,230	$389,995
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board	47,169	$299,995
Nayda Rivera, Executive Vice President and Chief Risk Officer	47,169	$299,995

(a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 20, 2015 ($6.36), the grant date of the award.

In addition to cash base salary, equity grants represent the only other means for compensating the Corporation’s Named Executive Officers, whose total compensation opportunity has been reduced under the TARP restrictions. The Compensation Committee believes that paying a portion of base salary in equity (rather than increasing the cash salary amount paid) is an effective way to better align executives with stockholder interests.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2015 executive compensation program is limited. The Named Executive Officers have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of that provided to other employees). Like all other employees, the Named Executive Officers may participate in the Corporation’s defined contribution retirement plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with personal security and a driver solely for business purposes.

2016 Compensation Decisions

Effective March 16, 2016, the independent members of the Board determined to increase the salary amounts paid to the Named Executive Officers for fiscal year 2016 by adjusting the base salary paid in cash and by adjusting the Salary Stock. The shares to be issued in connection with the Salary Stock are to be issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice since 2013.

The base salary amounts in cash and Common Stock to be paid to the Named Executive Officers for fiscal year 2016, as compared to 2015 amounts, are as indicated in the table below:

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán President and Chief Executive Officer	2016	$959,000	$959,000	$1,918,000
	2015	$880,000	$880,000	$1,760,000
Orlando Berges Executive Vice President and Chief Financial Officer	2016	$600,000	$340,000	$940,000
	2015	$600,000	$320,000	$920,000
Calixto García-Vélez Executive Vice President and Florida Region Executive	2016	$550,000	$275,000	$825,000
	2015	$550,000	$230,000	$780,000
Lawrence Odell Executive Vice President, General Counsel and Secretary of the Board of Directors	2016	$550,000	$120,000	$670,000
	2015	$550,000	$120,000	$670,000
Nayda Rivera Executive Veice President and Chief Risk Officer	2016	$475,000	$250,000	$725,000
	2015	$425,000	$250,000	$675,000

Additionally, effective March 16, 2016, the independent members of the Board of Directors of the Corporation approved grants of restricted stock to the Named Executive Officers. Consistent with TARP requirements, the restricted stock issued will have a two-year vesting period. Notwithstanding the terms of the restricted stock, given the Transferability Restrictions, which, as explained above, could result in the forfeiture of certain of the shares awarded, the number of shares to be transferred to each Named Executive Officer will not be known until the U.S. Treasury has sold all of its investment in the Corporation. If the U.S. Treasury sold all of its shares of Common Stock at its current trading price, 50% of the restricted stock awards issued to the Named Executive Officers while under TARP, including the awards of restricted stock reported herein, would have been forfeited given these Transferability Restrictions.

Each Named Executive Officer was granted the following restricted stock awards:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded(a)
Aurelio Alemán, President and Chief Executive Officer	336,491	$958,999
Orlando Berges, Executive Vice President and Chief Financial Officer	161,403	$459,999
Calixto García-Vélez, Executive Vice President	136,842	$390,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board	105,263	$300,000
Nayda Rivera, Executive Vice President and Chief Risk Officer	105,263	$300,000

a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 16, 2016 ($2.85), the grant date of the award.

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The Summary Compensation Table set forth below discloses compensation of the Named Executive Officers of the Corporation.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)

Aurelio Alemán	2015	880,000	1,200	1,694,303	—	—	—	62,423	2,637,926
President and	2014	873,077	1,200	1,316,921	—	—	—	58,418	2,249,616
Chief Executive Officer	2013	850,102	1,200	1,174,896	—	—	—	57,188	2,083,386

Orlando Berges	2015	600,000	1,200	751,846	—	—	—	8,893	1,361,939
Executive Vice President and	2014	600,000	1,200	582,690	—	—	—	7,703	1,191,592
Chief Financial Officer	2013	600,101	1,200	486,898	—	—	—	9,814	1,098,013

Calixto García-Vélez	2015	550,000	1,200	607,091	—	—	—	75,381	1,233,672
Executive Vice President and	2014	535,231	1,200	537,996	—	—	—	75,553	1,149,979
Florida Region Executive	2013	486,115	1,200	505,884	—	—	—	72,845	1,066,044

Lawrence Odell	2015	550,000	1,200	409,437	—	—	—	7,323	967,960
Executive Vice President,	2014	550,000	1,200	388,000	—	—	—	7,938	947,138
General Counsel and Secretary of the Board of Directors	2013	550,110	1,200	387,889	—	—	—	8,356	947,555

Nayda Rivera	2015	419,231	1,200	526,533	—	—	—	8,867	955,831
Executive Vice President and	2014	388,461	1,200	424,995	—	—	—	10,253	824,909
Chief Risk Officer	2013	349,731	1,200	399,998	—	—	—	8,351	759,280

(a)	Since April 2013, the Compensation Committee has awarded Common Stock to the Named Executive Officers as a component of their base salaries; Salary Stock is reflected in the Stock Awards column together with awards of restricted stock.

(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid in each of the three years an amount equal to six percent (6%) of the employees’ base salary up to $1,200.

(c)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($)(a)	Security ($)	Memberships & Dues ($)	Housing ($)(b)	Utilities ($)(b)	Life Insurance ($)(c)	Other	Total ($)
Aurelio Alemán	2015	9,708	721	40,895	10,409	—	—	690	—	62,423
	2014	4,829	1,241	40,164	11,503	—	—	681	—	58,418
	2013	4,838	1,190	38,159	12,341	—	—	660	—	57,188

Orlando Berges	2015	2,907	865	—	4,431	—	—	690	—	8,893
	2014	1,505	1,173	—	4,344	—	—	681	—	7,703
	2013	2,759	2,319	—	4,076	—	—	660	—	9,814

Calixto García-Vélez	2015	3,768	2,493	—	—	67,200	—	1,920	—	75,381
	2014	2,143	1,518	—	—	67,200	2,773	1,920	—	75,553
	2013	2,668	1,057	—	—	67,200	—	1,920	—	72,845

Lawrence Odell	2015	412	—	—	6,071	—	—	690	150	7,323
	2014	1,727	—	—	5,530	—	—	681	—	7,938
	2013	2,346	—	—	5,350	—	—	660	—	8,356

Nayda Rivera	2015	6,133	2,044	—	—	—	—	690	—	8,867
	2014	6,340	1,827	—	1,405	—	—	681	—	10,253
	2013	5,799	1,442	—	450	—	—	660	—	8,351

(a)	Includes the Corporation’s contribution to the executive’s account in the Defined Contribution Retirement Plan.

(b)	With respect to Mr. Calixto García-Vélez, consists of reimbursement for and related tax gross up amount for housing and utility expenses paid by Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations.

(c)	Includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the Named Executive Officers during fiscal year 2015.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards	Market Price on Grant Date ($/SH)
Name			Threshold($)	Target($)	Maxium($)	Threshold($)	Target($)	Maxium($)
Aurelio Alemán	3/20/2015		—	—	—	—	—	—	138,364	—	—	$879,995	$6.36
	Various	(a)	—	—	—	—	—	—	174,350	—	—	$814,308	Various	(a)
Orlando Berges	3/20/2015		—	—	—	—	—	—	72,327	—	—	$460,000	$6.36
	Various	(a)	—	—	—	—	—	—	62,680	—	—	$291,846	Various	(a)
Calixto García-Vélez	3/20/2015		—	—	—	—	—	—	61,320	—	—	$389,995	$6.36
	Various	(a)	—	—	—	—	—	—	46,272	—	—	$217,096	Various	(a)
Lawrence Odell	3/20/2015		—	—	—	—	—	—	47,169	—	—	$299,995	$6.36
	Various	(a)	—	—	—	—	—	—	23,494	—	—	$109,442	Various	(a)
Nayda Rivera	3/20/2015		—	—	—	—	—	—	47,169	—	—	$299,995	$6.36
	Various	(a)	—	—	—	—	—	—	48,717	—	—	$226,538	Various	(a)

(a)	Relates to salary stock paid to the Named Executive Officers for fiscal year 2015. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle. The shares of salary stock were issued at market prices ranging from $3.07 to $6.67, which were based on the closing prices of the Corporation’s Common Stock on the closing day of each respective pay period.

Shares of restricted stock compliant with TARP restrictions were granted based on the fair market value determined using the closing price of the Corporation’s Common Stock on the date of the grant, March 20, 2015 ($6.36).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Aurelio Alemán	—	—	—	—	—	433,583	$1,409,145	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—

Orlando Berges	—	—	—	—	—	249,792	$811,824	—	—

Calixto García-Vélez	—	—	—	—	—	209,131	$679,676	—	—

Lawrence Odell	—	—	—	—	—	199,718	$649,084	—	—
	5,000	—	—	138.00	1/21/2017	—	—	—	—

Nayda Rivera	—	—	—	—	—	158,768	$515,996	—	—
	3,333	—	—	138.00	1/21/2017	—	—	—	—

(a)	Includes shares of stock that have vested but are subject to the Transferability Restrictions as follows: Aurelio Alemán, 98,297; Orlando Berges, 71,258; Calixto García-Velez, 51,223; Lawrence Odell, 66,976 and Nayda Rivera, 38,489.

Options Exercised and Stock Vested Information

The following table includes certain information with respect to restricted stock that vested during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired through Exercise (#)	Value Realized Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Aurelio Alemán	—	—	27,985	$178,824
Orlando Berges	—	—	15,008	$95,901
Calixto García-Vélez	—	—	13,723	$87,690
Lawrence Odell	—	—	12,977	$82,923
Nayda Rivera	—	—	10,365	$66,232

(a)	None of these shares are subject to the Transferability Restrictions.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the Named Executive Officers.

Defined Contribution Retirement Plan

The Named Executive Officers are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity

Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

The Named Executive Officers may defer up to either $15,000 in the case of Puerto Rico residents or $18,000 in the case of United States residents of their annual compensation into the Defined Contribution Retirement Plan on a pre-tax basis as employee compensation deferral contributions. Each year the Corporation makes a contribution equal to 25% of the first 4% of each participating employee’s contribution up to the annual compensation limit of $265,000; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the Named Executive Officers.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the Named Executive Officers.

Name(a)	Effective Date	2015 Base Salary	Term of Years
Aurelio Alemán	2/24/1998	$1,760,000	4
Orlando Berges	5/11/2009	$920,000	3
Lawrence Odell	4/1/2012	$670,000	4

(a)	In connection with the Corporation’s participation in TARP, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP and (ii) each Named Executive Officer executed a written waiver releasing the U.S. Treasury and the Corporation from any claims that such officers might otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b) of EESA. Until such time as the U.S. Treasury ceases to own any equity securities of the Corporation acquired pursuant to TARP, the Corporation must comply with these requirements.

The agreements provide that, on each anniversary of the date of commencement of each agreement, the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, that the agreement shall not be further extended.

Under the employment agreements with Messrs. Alemán-Bermúdez and Odell, the Board may terminate the contracting officer at any time; however, unless such termination is for “cause” (as defined below), the contracting officer will be entitled to a severance payment of four (4) times his annual base salary (base salary defined as $450,000 in the case of Mr. Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges-González provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. “Cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his then current base annual salary (base salary defined as $450,000 in the case of Mr. Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control (three (3) years in the case of Mr. Orlando Berges-González) and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) (three (3) in the case of Mr. Berges-González). Termination of employment is not a requirement for a change in control severance payment under the employment agreements of Messrs. Alemán-Bermúdez and Odell. With respect to Mr. Berges-González’s employment agreement, which was executed during 2009, Mr. Berges-González would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s new policy relating to employment contracts, under which all new employment contracts must not have a term of more than three (3) years and must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

The following table describes and quantifies the benefits and compensation to which the Named Executive Officers would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2015, based on their compensation and services as of that date and assuming that the TARP restrictions did not apply on that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 1165(e) plan, insurance benefits, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

Name		Death(a)	Disability(b)	Retirement	Resignation	Termination for Cause	Termination Without Cause(c)	Change in Control(c)

Aurelio Alemán	Cash Payment	$1,000,000	$4,224,000	$—	$—	$—	$7,040,000	$7,289,692
	Restricted Stock(d)	$1,409,145	$1,409,145	$1,409,145	$—	$—	$1,409,145	$1,409,145

	Total	$2,409,145	$5,633,145	$1,409,145	$—	$—	$8,449,145	$8,698,837

Orlando Berges	Cash Payment	$1,000,000	$1,656,000	$—	$—	$—	$2,170,192	$2,768,893
	Restricted Stock(d)	$811,824	$811,824	$811,824	$—	$—	$811,824	$811,824

	Total	$1,811,824	$2,467,824	$811,824	$—	$—	$2,982,016	$3,580,717

Calixto García-Vélez	Cash Payment	$1,000,000	$468,000	$—	$—	$—	$—	$—
	Restricted Stock(d)	$679,676	$679,676	$679,676			$679,676	$679,676

	Total	$1,679,676	$1,147,676	$679,676	$—	$—	$679,676	$679,676

Lawrence Odell	Cash Payment	$1,000,000	$1,080,000	$—	$—	$—	$1,800,000	$1,807,323
	Restricted Stock(d)	$649,084	$649,084	$649,084			$649,084	$649,084

	Total	$1,649,084	$1,729,084	$649,084	$—	$—	$2,449,084	$2,456,407

Nayda Rivera	Cash Payment	$1,000,000	$405,000	$—	$—	$—	$—	$675,000
	Restricted Stock(d)	$515,996	$515,996	$515,996			$515,996	$515,996

	Total	$1,515,996	$920,996	$515,996	$—	$—	$515,996	$1,190,996

(a)	With respect to the cash payment portion of death benefits, executive vice presidents and the CEO receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(b)

The cash payment of disability benefits identified in this column assumes that the executive becomes disabled or incapacitated for a number of consecutive days exceeding those to which the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties. Under this circumstance, the executive will receive 60% of his/her base salary, exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive will receive 60% of his/her compensation for the remaining term of the employment agreement. The executive will be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three (3) consecutive months. Amount includes disability benefits in excess of those amounts available generally to other employees.

(c)	As described above, in connection with the Corporation’s participation in TARP in January 2009, the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP .During the period in which any obligation arising from the U.S. Treasury’s financial assistance remains outstanding, the Corporation is prohibited from making severance payments in connection with the departure of the Named Executive Officers from the Corporation for any reason, including due to a change in control, other than a payment for services performed or benefits accrued, payments under qualified retirement plans, payments due to an employee’s death or disability and severance payments required by state statute or foreign law.

Under Puerto Rico law, if any employee (including a Named Executive Officer) is terminated from his employment without “just cause,” as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he or she would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment — two months of total cash compensation plus an additional one week of salary per year of service; (ii) employees with five through fifteen years of employment — three months of total cash compensation plus two weeks of salary per year of service; (iii) employees with more than fifteen years of employment — six months of total cash compensation plus three weeks of salary per year of service.

The cash payment identified in this column for Messrs Alemán, Berges and Odell are those pursuant to employment contract provisions. The amounts included for Mr. García-Vélez and Mrs. Rivera are those pursuant to the statutory provisions given that they do not have employment contracts.

(d)	Values of restricted stock are based on $3.25 per share, the Corporation’s Common Stock closing price as of December 31, 2015. Following are termination provisions on the restricted stock based on the type of termination prior to vesting:

Type of Termination	Restricted Stock	Description
Death	Vests	In the event of the death while in the employ of the Corporation, awards held which have not vested shall vest.
Disability	Vests	In the event employment ends by reason of disability, awards held which have not vested shall vest.
Retirement	Vests	In the event employment ends by reason of a retirement, awards held which have not vested shall vest.
Resignation	Forfeited	In the event employment ends as a result of a resignation from the Corporation or an affiliate, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination With Cause	Forfeited	In the event employment is terminated by the Corporation or any affiliate for cause, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination Without Cause	Vests	In the event employment is terminated by the Corporation or any affiliate without cause, awards held which have not vested shall vest.
Change of Control	Vests	In the event employment is voluntarily or involuntarily terminated within one year after a Change in Control, awards held which have not vested shall vest.

COMPENSATION COMMITTEE REPORT

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, the Corporation is a participant in the U.S. Treasury’s TARP program and subject to multiple TARP-related restrictions, including with respect to its executive compensation program. The Compensation Committee believes that the Corporation should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

Risk-avoidance assessment of compensation plans.    As an integral part of the 2015 compensation process, the Compensation Committee directed the Chief Risk Officer (“CRO”) to conduct a review of risk in the Corporation’s compensation programs, examining three issues: (1) whether the compensation of the Named Executive Officers encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee met with the CRO two times in 2015 and provided substantial oversight, review and direction throughout the process described below.

The CRO’s review focused on the structure of the awards to the Named Executive Officers who were eligible, within the restrictions of TARP, to receive salary in cash and Salary Stock and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for Named Executive Officers and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management targets, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management and the Compensation Committee concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management and the Compensation Committee believe that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

The analysis confirmed that the Named Executive Officers’ compensation arrangements and the employee compensation programs do not encourage them to take unnecessary or excessive risks or to manipulate reported earnings and that all reasonable efforts have been undertaken to ensure that the Corporation’s compensation plans do not encourage the Named Executive Officers or other members of senior management or employees to take unnecessary and excessive risks in running their businesses or business support functions. Nevertheless, the Corporation continues to enhance and strengthen the control framework surrounding all of its compensation programs.

As mentioned above, the evaluation of the compensation programs confirmed that they do not encourage Named Executive Officers or other employees to take unnecessary and excessive risks that may threaten the value of the Corporation. The evaluation concluded that the compensation plans, in conjunction with internal controls, have distinct features that discourage and mitigate unnecessary or excessive risks, including the following:

•

The Corporation has historically assessed the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants taking into consideration survey and proxy data.

•

The compensation structure is based on a pay-for-performance methodology. The compensation depends on the achievement by the Corporation, business unit and individuals of performance objectives designed to enhance stockholder value and, if not restricted by the TARP-related restrictions, would be higher if superior target performance were achieved.

•	The compensation structure has a balance between performance objectives and risk management measures to prevent the taking of excessive risks.

•

The Corporation’s risk management structure, including policies and procedures, provides for the ability to anticipate, identify, measure, monitor and control risks faced by the Bank. The adequacy of the internal controls and risk management structure is continuously evaluated by internal and external auditors.

•	The cash incentive plan imposes a specific target dollar maximum amount for eligible employees. The long-term equity incentive plan imposes grant limits that apply on an individual basis.

•	The long-term equity incentive plan by itself provides for downside leverage if the stock does not perform well.

•	Shares that may be granted under the long-term equity incentive plan vest ratably over a 3-year period following year 2.

•	The internal control structure provides for rigorous oversight of the lending and other applicable areas.

As part of the process to review the Corporation’s compensation plans with the CRO every six months, the Compensation Committee analyzes the incentive compensation arrangements that are established and seeks to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in TARP.

Committee Certifications.    The Committee certifies that (1) it has reviewed with the Corporation’s CRO the senior executive officers’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the

Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Roberto R. Herencia (Chairperson)

Michael P. Harmon

José Menéndez-Cortada

Robert Gormley

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2017 Annual Meeting of Stockholders on or before May 25, 2017, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2017 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 14, 2016. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2017 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than March 1, 2017, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under Article I, Section 14 of the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2017 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than April 25, 2017, assuming that the 2017 Annual Meeting is held on May 25, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) forms were filed in a timely manner except two Form 4s filed late by each of Pedro Romero, Lawrence Odell, Calixto García-Vélez, Carlos Power, Cassan Pancham, Emilio Martinó, Orlando Berges, Ginoris López-Lay, Aurelio Alemán and Nayda Rivera to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock; one Form 4 filed late by Emilio Martinó to report an award by the Corporation of Salary Stock; two Form 4s filed late by each of Roberto Herencia, David Matson, and Robert Gormley, and one Form 4 filed late by each of Juan Acosta and Donald Kafka to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock; and one Form 4 filed late by Donald Kafka to report an award by the Corporation of restricted stock.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Lawrence Odell, Secretary of the Board of Directors, at 787-729-8041, or by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, which serves as our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our 2015 Annual Report on Form 10-K (“2015 10-K”), as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2015 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2015 10-K is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/    Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

April 12, 2016

FIRST BANCORP OMNIBUS INCENTIVE PLAN, AS AMENDED

Section I

PURPOSE

The purpose of the First BanCorp Omnibus Incentive Plan (the “Plan”) is to develop and provide long term incentive compensation benefits to First BanCorp’s (the “Corporation”) employees and directors, who are expected to contribute significantly to the success of the Corporation and its Affiliates, a proprietary interest in the continued growth and success of the Corporation through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other cash and stock-based awards. The Plan is also intended to encourage recipients to remain in the employ of the Corporation and to assist the Board of Directors and Management in the attraction and recruitment of qualified officers to serve the Corporation and/or its Affiliates. The Plan is intended to comply with Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (with respect to calendar years commencing prior to January 1, 2011), Section 1040.08 of the Internal Revenue Code for a New Puerto Rico of 2011, as amended (with respect to calendar years commencing after December 31, 2010), and regulations promulgated thereunder, with respect to the Puerto Rico directors and employees participating thereunder, and Section 422 of the U.S. Internal Revenue Code of 1986, as amended, with respect to the U.S. employees participating in the Plan.

On January 21, 2007, the Corporation’s 1997 Employee Stock Option Plan (the “1997 Option Plan”) expired. All outstanding award grants under the 1997 Option Plan continue in full force and effect, subject to their original terms.

Section 2

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	“Affiliate” means any organization controlling, controlled by or under common control with the Corporation, or any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. The term “Control” means the power (direct or indirect) to direct the policies and management of a company. In addition to the ownership of voting securities, control may be through voting trusts, stock in escrow and management.

(b)	“Award” means the award of an Option, a SAR, Restricted Stock, Restricted Stock Unit, Performance Share, or Other Stock-Based or Cash-Based Award under the Plan.

(c)	“Award Agreement” shall mean an agreement (whether written or electronic) which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d)	“Board” means the Board of Directors of the Corporation.

(e)	“Cause” means with respect to a Participant, any act or omission on the part of the Participant which involves personal dishonesty, willful misconduct, breach of fiduciary duty, a material violation of any law, rule or regulation of any regulatory agency, commission of a crime, a violation of any policy or rule of the Corporation or any Affiliates, or a material breach of any provision of any written covenant or agreement with the Corporation or any Affiliate, such as the willful and continued failure of the Participant to perform the duties set forth therein. No act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him/her not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Corporation. For purposes of this paragraph, any act or omission to act on the part of the Participant in reliance upon an opinion of counsel to the Corporation or to the Participant shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Corporation.

(f)

“Change in Control” shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares

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of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation or which, by cumulative voting, if permitted by the Corporation’s charter or bylaws, would enable such third person to elect 25% or more of the directors of the Corporation; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute a majority of the Board of the Corporation or any successor institution.

(g)	“Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a “Non Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the U.S. Code, and an “independent director” under the rules of any exchange where the Common Stock may be traded.

(h)	“Common Stock” means the common stock of the Corporation, par value $0.10 per share.

(i)	“Corporation” means First BanCorp., a Puerto Rico Corporation, and any successor thereto.

(j)	“Covered Employees” are any Executive Officers or other Eligible Persons who are or the Committee determines may be “covered employees” within the meaning of U.S. Code Section 162(m).

(k)	“Disability” means permanently disabled or incapacitated, due to physical or mental illness, if absent from his/her duties with the Corporation on a full-time basis for three consecutive months. To the extent any Award is “deferred compensation” under Section 409A, the term Disability with respect to such Award shall be determined with reference to Section 409A.

(l)	“Eligible Persons” means officers, directors and other employees of the Corporation or its Affiliates. The Committee will determine the eligibility of officers, directors and other employees based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Corporation or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Corporation or its Affiliates. However, for purposes of the P.R. Code (Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, with respect to calendar years commencing before January 1, 2011, and Section 1040.08 of the Internal Revenue Code for a New Puerto Rico of 2011, as amended, with respect to calendar years commencing after December 31, 2010), , only directors and employees in Puerto Rico of the Corporation or its Affiliates may be eligible to receive Options. Whereas, for purposes of Section 422 of the U.S. Code, only employees of the Corporation or its Affiliates may be eligible to receive ISOs.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means, with respect to stock or other property, the fair market value of such stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of stock as of a particular date shall mean, (i) the closing sales price per share of stock on the national securities exchange on which the stock is principally traded, for the date of grant, or (ii) if the shares of stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of stock in such over-the-counter market for the last preceding date on which there was a sale of such stock in such market, or if the shares of stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(o)	“ISO” means an Option that is an “incentive stock option” within the meaning of U.S. Code Section 422.

(p)	“Non Employee Director” means a member of the Board of Directors of the Corporation or an Affiliate who is not an employee of the Corporation or any Affiliate.

(q)	“Non-qualified Stock Option” means an Option that is not an ISO or a QSO.

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(r)	“Option” (including ISOs, QSOs and Non-qualified Stock Options) means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Non-qualified Stock Option.

(s)	“Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

(t)	“P.R. Code” means, with respect to calendar years commencing before January 1, 2011, the Puerto Rico Internal Revenue Code of 1994, as amended, and, with respect to calendar years commencing after December 31, 2010, the Puerto Rico Internal Revenue Code of 2011, as amended, including, for these purposes, any regulations promulgated by the Puerto Rico Department of the Treasury with respect to the provisions of the P.R. Code, and any successor thereto.

(u)	“Participant” means those Eligible Persons designated by the affirmative action of the Committee to participate in the Plan.

(v)	“Performance Cycle” means the period selected by the Committee during which the performance of the Corporation or any Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(w)	“Performance Goals” means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Person that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently granted under the Plan, provided that, for awards intended to qualify for the performance-based compensation exception under Section 162(m) of the U.S. Code:

(i)	The performance criteria that shall be used to establish Performance Goals may include any or a combination of the following as determined by the Committee: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, and (xvi) price per share of Common Stock, (xvii) regulatory ratings, (xviii) market share, (xix) growth in loans and/or other assets, (xx) growth in deposits, (xxi) various measures of credit quality, (xxii) customer satisfaction based on specified objective goals or a Corporation-sponsored customer survey, (xxiii) employee satisfaction based on specified objective goals or a Corporation-sponsored employee survey, (xxiv) economic value added measurements, (xxv) market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas, (xxvi) total stockholder return or (xxvii) increase in stock price; any of these criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(ii)	The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the Performance Cycle; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) non-cash valuation changes related to financial instruments accounted for at fair value; or (x) any other extraordinary item as the Committee may consider appropriate.

(x)	“Performance Shares” means an Award made pursuant to Section 9 of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

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(y)	“QSO” means an Option that is a “qualified stock option” within the meaning of P.R. Code (Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, with respect to calendar years commencing before January 1, 2011, and Section 1040.08 of the Puerto Rico Internal Revenue Code of 2011, as amended, with respect to calendar years commencing after December 31, 2010).

(z)	“Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer.

(aa)	“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

(bb)	“Restricted Stock Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or in the discretion of the Committee, its cash equivalent) at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

(cc)	“Retirement” means the voluntary termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Award Agreement or other grant document with respect to a Participant and a particular Award.

(dd)	“SAR” means a stock appreciation right granted under Section 7 in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, or a combination thereof, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(ee)	“Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

(ff)	“U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the U.S. Code (“Treasury Regulations”), and any successor thereto.

Section 3

ELIGIBILITY

Any Eligible Person shall be eligible to be selected to receive an Award under the Plan, except that ISOs, pursuant to U.S. Code Section 422, may be granted only to employees of the Corporation or a subsidiary.

Section 4

ADMINISTRATION

(a)	The Plan shall be administered by the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b)

Subject to the terms of the Plan and applicable law, the Board, upon receiving the relevant recommendations of the Committee, shall have power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award, subject to Sections 6(c) and 7(a) hereof; (v) adopt the form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any

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omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)	All decisions of the Board shall be final, conclusive and binding upon all parties, including the Corporation, the stockholders and the Participants.

Section 5

COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

(a)	Subject to adjustment as provided in (e) below, and, except as provided in (c) below, after May 24, 2016, (i) the maximum number of shares of Common Stock available for delivery under the Plan is [ ] shares and (ii) the maximum number of shares of Common Stock that may be subject to the grant of ISOs or QSOs is [ ].

(b)	The maximum number of Options, SARs or any Award granted in accordance with Section 11 below in any fiscal year may not relate to more than 750,000 shares for those Participants receiving shares for their services as directors of the Company, or
1.5 million shares of Common Stock with respect to all other Participants. The maximum value of a cash Award issued pursuant to Section 10 hereof shall be $2 million.

(c)	If any shares of Common Stock covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of shares of Common Stock, in either case, irrespective of whether such Award was granted before May 24, 2016 or on or after May 24, 2016, then the shares of Common Stock covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the Participant that are delivered to the Corporation, or withheld from an Award, to pay the exercise price, (2) shares of Common Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the number of shares actually issued upon exercise.

(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation.

(e)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified above, (ii) the number and type of shares of Common Stock (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number. Notwithstanding the foregoing, to the extent applicable, adjustments to Awards will be made only to the extent permitted under Section 409A of the U.S. Code.

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(f)	Shares of Common Stock underlying Substitute Awards, and Awards settled in cash, shall not reduce the number of shares of Common Stock remaining available for issuance under the Plan.

Section 6

STOCK OPTIONS

(a)	The Board, upon receiving the relevant recommendations of the Committee, may grant Options to Eligible Persons in the following forms: (1) ISOs; (2) QSOs, and (3) Non-qualified Stock Options. ISOs and QSOs may only be granted to those who meet the requirements of the U.S. or P.R. Code, respectively. Each Option will be evidenced by an Award Agreement.

(b)	Except in the case of Substitute Awards, Non-qualified Stock Options, QSOs and ISOs granted pursuant to the Plan shall have an exercise price of no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as provided in Section 5(e), the Board shall not have the ability or authority to reprice, reduce the exercise price of outstanding Options or to grant any new Options or other Awards in substitution for or upon the cancellation of Options (including but not limited to cash buyouts) previously granted which shall have the effect of reducing the exercise price of any outstanding Option without the approval of a majority of the Corporation’s stockholders.

(c)	Each Option granted pursuant to the Plan shall become exercisable as determined by the Board at the time of grant, provided, however, that at least ninety-five percent (95%) of Options granted pursuant to this Plan shall vest no sooner than one year following date of grant. The Board shall determine the time or times at which an Option may be exercised in whole or in part.

(d)	The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant thereof.

(e)	Pursuant to the provisions of the P.R. Code (Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, with respect to calendar years commencing before January 1, 2011, and Section 1040.08 of the Puerto Rico Internal Revenue Code of 2011, as amended, with respect to calendar years commencing after December 31, 2010) and/or Section 422 of the U.S. Code, the aggregate Fair Market Value of the shares (determined as of the time the Option is granted) with respect to which QSOs and/or ISOs are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Corporation and its Affiliates) shall not exceed one hundred thousand dollars ($100,000).

(f)	Payment of the exercise price shall be made in cash or check. However, the Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock, duly endorsed for transfer to the Corporation with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Corporation that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Section 7

SARs

(a)

The Board, upon receiving relevant recommendations from the Committee, may grant SARs to Eligible Persons with terms and conditions that are not inconsistent with the provisions of the Plan. Each SAR shall

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be evidenced by an Award Agreement which includes the terms and conditions recommended by the Committee, provided, however, that at least ninety-five percent (95%) of SARs granted pursuant to this Plan shall vest no sooner than one year following date of grant.

(b)	SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c)	Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d)	A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the Share on the date of grant. Except as provided in Section 5(e), the Board shall not have the ability or authority to reduce the exercise price of outstanding SARs nor to grant any new SARs or other Awards in substitution for or upon the cancellation of SARs previously granted which shall have the effect of repricing, or reducing the exercise price of any outstanding SAR (including but not limited to cash buyouts) without the approval of a majority of the Corporation’s stockholders.

(e)	Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof.

Section 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	The Board, upon receiving the relevant recommendations of the Committee, may grant Awards to Eligible Persons of Restricted Stock or Restricted Units. Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the Participant’s Award will be forfeited or become vested, including Performance Goals, if any, that must be achieved as a condition to vesting.

(b)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

(c)	Unless otherwise stated, holders of Restricted Stock or Restricted Stock Units shall have the rights to dividends or dividend equivalents, as applicable, during the Restriction Period. Such dividends or dividend equivalents will accrue during the Restriction Period, but not be paid until restrictions lapse.

(d)	In the case of Restricted Stock, the Participant will have the right to vote shares.

(e)	For Restricted Stock and Restricted Stock Unit Awards intended to vest solely on the basis of the passage of time, the Committee shall specify the Restricted Period in the corresponding Award Agreement and the extent to which such Awards vest sooner due to (a) death, Disability or Retirement, (b) job loss due to workforce reduction, job elimination or divestiture or (c) a Change in Control.

(f)	The Restricted Period shall commence upon the date of the grant by the Board and shall lapse with respect to the shares of Restricted Stock and Restricted Stock Units on such date the vesting period of the Award elapses.

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Section 9

PERFORMANCE SHARES

The Board, upon receiving the relevant recommendations of the Committee, may grant Performance Shares to Eligible Persons. Performance Shares shall represent the right of a Participant to receive shares of Common Stock (or their cash equivalent) at a future date upon the achievement of Performance Goals established by the Committee, during a specified Performance Cycle. Performance Shares may include the right to receive dividend equivalents thereon, payable only upon achievement of the Performance Goals. Each Award of Performance Shares shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award.

Section 10

OTHER STOCK-BASED OR CASH-BASED AWARDS

The Board, upon receiving the relevant recommendations of the Committee, may grant Other Stock-Based or Cash-Based Awards to Eligible Persons. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. An “Other Cash-Based Award” means an Award not otherwise described by the terms of this Plan, payable in cash, which may or may not be subject to Section 11 hereof.

Section 11

QUALIFIED PERFORMANCE-BASED AWARDS

(a)	The Board, upon receiving the relevant recommendations of the Committee, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the U.S. Code).

(b)	To the extent necessary to comply with the performance-based compensation requirements of Section 162, no later than ninety (90) days following the commencement of any Performance Cycle (or such earlier time as may be required under
Section 162(m)), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Goals applicable to the Performance Cycle (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Performance Cycle, and (iv) specify the relationship between the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Cycle. Following the completion of each Performance Cycle, the Committee shall certify in writing whether the applicable performance targets have been met. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.

(c)	Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the U.S. Code (including any amendment to Section 162(m) or any regulations or rulings issued thereunder) that are requirements for qualification as performance-based compensation, and the Plan shall be deemed amended to the extent necessary to conform to such requirement.

Section 12

TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

(a)

In the event of the death of a Participant while in the employ or service of the Corporation, Awards held by such Participant, other than performance-based awards, which have not vested or which have not been

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exercised, shall vest (irrespective of whether the vesting period has been completed) or may be exercised, as the case may be, by the estate of the Participant or by any person who acquired the right to exercise such Award by bequest or inheritance from such Participant, within one year after the date of such death but not later that the date on which the Award would otherwise expire.

(b)	If the employment or service of a Participant is terminated by reason of Disability, Awards held by such Participant, other than performance-based awards, which have not vested or which have not been exercised, shall vest (irrespective of whether the vesting period has been completed) or may be exercised, as the case may be, within one year after such termination but not later than the date on which such Award would otherwise expire.

(c)	In the event a Participant’s employment or service is terminated by the Corporation or any Affiliate for Cause, Awards held by such Participant, other than performance-based awards, which have not vested or which have not been exercised, shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

(d)	Unless otherwise determined by the Committee, in the event a Participant’s employment or service ends as a result of such Participant’s resignation from the Corporation or an Affiliate, any Awards held by such Participant, other than performance-based awards, which has not vested or which have not been exercised, shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

(e)

If the employment or service of the Participant is terminated for any reason other than described in Section 12 (a) through (d), Awards held by such Participant, other than performance-based awards, which have not vested or which have not been exercised, shall vest (irrespective of whether the vesting period has been completed) or may be exercised, as the case may be, at any time prior to the expiration of the term of the Award or the ninetieth (90th) day following the Participants termination of employment, whichever period is shorter; provided, however, that any Awards held by a Participant whose employment is terminated by reason of Retirement (subject to Sections 6(c) and 7(a)), or who is involuntarily terminated within one year after a Change in Control, other than performance-based awards, shall vest (irrespective of whether the vesting period has been completed) or may be exercised, as the case may be, within four months after the date of such termination but not later than the date on which the Awards would otherwise expire.

(f)	Subject to Sections 6(c) and 7(a) above, based on particular circumstances evaluated by the Committee as they may relate to the termination of a Participant, the Board may, with the recommendation of the Committee, grant the full vesting of any Award held by the Participant upon termination of employment.

(g)	The impact on performance-based Awards of a Change in Control will be covered by the Award Agreement, provided, however, that such Awards shall only vest to the extent relevant performance conditions have been achieved or on a pro-rated bases through the date of the Change in Control. The impact on time-based Awards of a Change in Control will be covered by the Award Agreement, provided, however, that such Awards may only be accelerated to the extent not assumed by a successor entity.

Section 13

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

(a)	The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option or SAR may be granted, (iii) change the Award limits as set forth in Section 5(a) or 5(b), or (iv) require stockholder approval under the rules of any exchange where the Common Stock may be traded, shall be subject to the approval of the Corporation’s stockholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant who holds the Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.)

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(b)	No Award may be granted subsequent to May 24, 2026. Absent additional stockholder approval, no Award intended to qualify as performance-based under Section 162(m) of the U.S. Code may be granted under the Plan after May 24, 2021.

Section 14

MISCELLANEOUS

(a)	The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of shares of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares of Common Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or an Affiliate), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(c)	The Corporation and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Corporation. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of shares of Common Stock will not result in additional accounting expense to the Corporation.

(d)	No election under Section 83(b) of the U.S. Code (to include in gross income in the year of transfer the amounts specified in U.S. Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under
Section 83(b) or other applicable provision.

(e)	If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

(f)

The Corporation or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation

10

owed to the Participant, such amounts as may be owed by the Participant to the Corporation, including but not limited to amounts owed under Section (c) above, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any such deduction or setoff.

(g)	The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver shares of Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that, the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)	Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the U.S. Code, and such other arrangements may be either applicable generally or only in specific cases.

(i)	No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	It is the intent of the Corporation that Options and SARs granted to Covered Employees and other designated Awards shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the U.S. Code and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)	Other provisions of the Plan notwithstanding, to the extent applicable, the terms of any Award, including any authority of the Corporation and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Corporation shall have no authority to accelerate distributions relating to Awards subject to Section 409A in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

(l)	The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)

Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or an Affiliate, (ii) interfering in any way with the right of the Corporation or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the

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Corporation unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Corporation and the Participant any rights or remedies thereunder.

(n)	If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(o)	This Plan and any Awards made hereunder shall be subject to final regulations under Section 954 of the Dodd-Frank Act providing for recoupment of certain incentive awards in the event of a Company restatement.

Amended May 24, 2016

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
First BanCorp
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
ATTN: SARA ALVAREZ
If you would like to reduce the costs incurred by our company in mailing proxy
1519 PONCE DE LEON AVE., STOP 23
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electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
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P.M. Eastern Time on May 23, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends that you vote
FOR each nominee listed in Proposal 1:
1. Election of Directors Nominees For Against Abstain 1A Aurelio Alemàn
The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain
1B Juan Acosta-Reboyras 2 To (a) approve the First BanCorp Omnibus Incentive Plan (the “Plan”), as amended to, among other things, increase the number of 1C Luz A. Crespo shares of common stock, par value $1.00 per share, available for issuance under the Plan and extend the Plan’s termination date; and (b) 1D Robert T. Gormley reapprove the performance goals under the Plan;
1E Thomas M. Hagerty 3 To approve on a non-binding basis the 2015 compensation of First BanCorp’s named executive officers; 1F Michael P. Harmon 1G Roberto R. Herencia 4 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year. 1H David I. Matson 1I José Menéndez-Cortada NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date
0000285865_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com
First BanCorp
Annual Meeting of Stockholders
May 24, 2016
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Roberto R. Herencia, Aurelio Alemán and José Menéndez-Cortada, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First BanCorp that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, local time, on May 24, 2016, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto
Rico 00908, and any adjournment or postponement thereof (the “2016 Annual Meeting”). The Stockholder(s) acknowledges(s) receipt of the
Notice of the 2016 Annual and proxy statement.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy will revoke any previously executed proxy with respect to the 2016 Annual Meeting. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side
0000285865_2 R1.0.1.25